As filed with the Securities and Exchange Commission on January 21, 2025
Registration Statement No. 333-283305

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-4
Registration Statement
Under
the Securities Act of 1933

Janus Henderson Group plc
Janus Henderson US (Holdings) Inc.
(Exact name of each registrant as specified in its respective charter)

Jersey, Channel Islands Delaware (State or other jurisdiction of incorporation or organization)	6199 (Primary standard industrial classification code number)	98-1376360 43-1804048 (I.R.S. employer identification number)
201 Bishopsgate
London, United Kingdom
EC2M3AE
+44 (0) 20 7818 1818
251 Little Falls Drive
Wilmington, Delaware 19808
+1.512.933.8214
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Janus Henderson US (Holdings) Inc.
151 Detroit Street
Denver, CO 80206
+1 303 336 4529
(Name, address, including zip code, and telephone number, including area code, of principal executive offices of agent for service)

Copies to:
Laura A. Kaufmann Belkhayat
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
(212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
TABLE OF GUARANTOR REGISTRANTS
Exact Name of Registrant as Specified in its Charter and Address	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Janus Henderson Group plc, 201 Bishopsgate, London, United Kingdom EC2M3AE	Jersey, Channel Islands	6199	98-1376360

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 21, 2025
Janus Henderson US (Holdings) Inc.
Offer to Exchange
Up to $400,000,000 5.450% Senior Notes due 2034 (the “Outstanding Notes”) for up to $400,000,000 5.450% Senior Notes due 2034 (the “New Notes”) that have been registered under the Securities Act of 1933 (the “Securities Act”)
We are offering to exchange up to $400,000,000 aggregate principal amount of our New Notes for a like aggregate principal amount of our Outstanding Notes in a transaction registered under the Securities Act (the “Exchange Offer”).
The Exchange Offer will expire at 5:00 p.m., New York, New York time, on           , 20  (the “Expiration Date”), unless we extend the Exchange Offer in our sole and absolute discretion. We will announce any extension by press release or other permitted means no later than 9:00 a.m. on the business day after the expiration of the Exchange Offer. You may withdraw any Outstanding Notes tendered until the expiration of the Exchange Offer.
Terms of the Exchange Offer:
•
We will exchange the New Notes for Outstanding Notes that are validly tendered and not withdrawn prior to the expiration or termination of the Exchange Offer.

•
You may validly withdraw tenders of Outstanding Notes at any time prior to the expiration or termination of the Exchange Offer.

•
The form and terms of the New Notes are substantially identical to the form and terms of the Outstanding Notes, except that (i) the New Notes are registered under the Securities Act, (ii) the transfer restrictions and registration rights applicable to the Outstanding Notes do not apply to the New Notes and (iii) the New Notes will not have the right to earn additional interest under certain circumstances related to our registration obligations.

•
We will not receive any proceeds from the Exchange Offer.

•
We issued the Outstanding Notes in transactions not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the Exchange Offer to satisfy your registration rights, as a holder of the Outstanding Notes.

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the Expiration Date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
For a discussion of factors you should consider in determining whether to tender your Outstanding Notes in connection with the Exchange Offer, see the information under “Risk Factors” beginning on page 11 of this prospectus and in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2025.

You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation By Reference.” You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. We are not making an offer to sell any securities in any state where the offer or sale is not permitted. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. This prospectus does not constitute an offer, or an invitation on our behalf to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information or representations. This prospectus constitutes an offer only of the New Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus is current only as of the respective dates of such documents. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.
NOTICES UNDER JERSEY LAW
No person shall, without the consent of the Jersey Financial Services Commission, circulate in Jersey any offer for subscription, sale or exchange of the Outstanding Notes or the New Notes.
INDUSTRY AND MARKET DATA
We obtained market data and certain industry data and forecasts included in, or incorporated by reference into, this prospectus from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such

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information is not guaranteed. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based upon our management’s knowledge of the industry, have not been independently verified. Statements as to our market position are based on the most recent data available to us. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” appearing elsewhere or incorporated by reference in this prospectus.
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
Janus Henderson US (Holdings) Inc. (the “Issuer”) is not currently subject to the periodic reporting and other information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). However, Janus Henderson Group plc (“JHG”), the parent company of the Issuer, is subject to the informational and reporting requirements of the Exchange Act, and, in accordance therewith, files or furnishes annual, interim and current reports and other information with the SEC. The reports and other information filed or furnished by JHG with the SEC pursuant to the requirements of the Exchange Act may be viewed on the SEC’s website, http://www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus. Except as otherwise stated herein, the reports and information filed or furnished by JHG with the SEC are not part of this prospectus and our reference to such reports and information should not in any way be interpreted as incorporating them herein by reference.
The SEC allows us to disclose important information to you by referring you to other documents filed by JHG separately with the SEC. This information is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus as described below.
This prospectus incorporates by reference the documents listed below that JHG has previously filed with the SEC.
•
JHG’s Annual Report on Form 10-K for the financial year ended December 31, 2023, filed with the SEC on February 27, 2024 (the “2023 Annual Report”);

•
JHG’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 (the “2024 Q1 Report”), filed with the SEC on May 2, 2024, June 30, 2024 (the “2024 Q2 Report”), filed with the SEC on August 1, 2024 and September 30, 2024, filed with the SEC on October 31, 2024 (the “2024 Q3 Report,” together with the 2024 Q1 Report and the 2024 Q2 Report, the “Interim Reports”);

•
Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 22, 2024, that are incorporated by reference into Part III of the 2023 Annual Report; and

•
JHG’s Current Reports on Form 8-K filed with the SEC on March 15, 2024, May 3, 2024, May 30, 2024 August 12, 2024, September 5, 2024 and September 10, 2024.

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.
In addition, we incorporate by reference any future filings JHG makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this prospectus, effective as of the date they are filed. Any statement contained in this prospectus or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from us, without charge, by requesting them in writing or by telephone at

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the following address and telephone number. Please write or call us no later than five business days before the Expiration Date of the Exchange Offer. This means that you must request this information no later than           , 20  . Any such request may be made by writing or by telephoning us at the following address or phone number:
Janus Henderson Group plc
Attn: Treasurer
151 Detroit Street
Denver, Colorado 80206
Telephone: (303) 333-3863
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
The information presented in, or incorporated by reference into, this prospectus includes certain statements not based on historical facts which are considered “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, as amended, Section 21E of the Exchange Act and Section 27A of the Securities Act. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events, including with respect to the timing and anticipated benefits of pending transactions and expectations regarding acquisition opportunities. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
Various risks, uncertainties, assumptions and factors that could cause our future results to differ materially from those expressed by the forward-looking statements presented in, or incorporated by reference into, this prospectus include, but are not limited to, changes in interest rates and inflation, volatility or disruption in financial markets, our investment performance as compared to third-party benchmarks or competitive products, redemptions and other withdrawals from the funds and accounts we manage, and other risks, uncertainties, assumptions and factors discussed in the 2023 Annual Report and our Interim Reports under headings such as “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk,” and in other filings or furnishings made by JHG with the SEC from time to time.
In addition, this prospectus contains or incorporates by reference information concerning the investment management industry and our market and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the investment management industry and our market and business segments will develop. We have based these assumptions on information currently available to us, including through the market research and industry reports referred to in this prospectus. Although we believe that this information is reliable, we have not independently verified and cannot guarantee its accuracy or completeness. If any one or more of these assumptions turn out to be incorrect, actual market results may differ from those predicted. While we do not know what impact any such differences may have on our business, if there are such differences, they could have a material adverse effect on our future results of operations and financial condition, and the trading price of the New Notes.
These and other factors are discussed in more detail under “Risk Factors” herein and in the 2023 Annual Report and our Interim Reports, which are incorporated by reference herein. We do not assume any obligation to update any forward-looking statements and disclaim any obligation to update our view of any risks or uncertainties described or incorporated by reference herein or to publicly announce the result of any revisions to the forward- looking statements made in, or incorporated by reference into, this prospectus, except as required by law.

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PROSPECTUS SUMMARY
This summary highlights certain information contained or incorporated by reference in this prospectus. Because it is a summary, it does not contain all of the information that is important to you. You should read the entire prospectus, including the sections entitled “Risk Factors” and “Description of the New Notes and the Note Guarantee,” and all documents incorporated by reference herein carefully and in their entirety before deciding whether to exchange any Outstanding Notes for the New Notes. Unless the context otherwise requires, all references herein to “we,” “our,” “us,” “JHG” and “the Company” are to JHG and its consolidated subsidiaries, including the Issuer.
Our Company
JHG is an independent global asset manager, specializing in active investment across all major asset classes. Through its predecessor companies, JHG traces its linage back to 1934 when Henderson Group plc was founded.
We are a client-focused global business with approximately 2,200 employees worldwide and assets under management (“AUM”) of $334.9 billion as of December 31, 2023 and AUM of $382.3 billion as of September 30, 2024. We have operations in North America, the United Kingdom (“UK”), continental Europe, Latin America, Japan, Asia and Australia. Our mission is to help clients define and achieve superior financial outcomes through differentiated insights, disciplined investments and world-class service. We are mindful that our thinking and investments help shape the futures of millions of people as we fulfill our purpose of “Investing in a brighter future together.” We actively manage a broad range of investment products for institutional and retail investors across four capabilities: Equities, Fixed Income, Multi-Asset and Alternatives.
Clients entrust money to us, either their own or money they manage or advise on for their clients, and expect us to deliver the benefits specified in their mandate or by the prospectus for the fund in which they invest. We measure the amount of these funds as AUM. AUM increases or decreases primarily depending on our ability to attract and retain client investments, on investment performance and as a function of market and currency movements. AUM is also impacted when we invest in new asset management teams or businesses or divest from existing businesses.
Clients pay a management fee, which is usually calculated as a percentage of AUM. Certain investment products are also subject to performance fees, which vary based on when performance hurdles or other specified criteria are achieved. The level of assets subject to such fees can positively or negatively affect our revenue. Management and performance fees are generated from a diverse group of funds and other investment products and are the primary drivers of our revenue. We believe that the more diverse the range of investment strategies from which management and performance fees are derived, the more successful our business model will be through market cycles.

INFORMATION REGARDING THE ISSUER
The Issuer is a wholly owned subsidiary of JHG that was formed in Delaware as a corporation on January 23, 1998. The address of the Issuer’s registered office in Delaware is 251 Little Falls Drive, Wilmington, DE 19808 and its telephone number is +1 302 636 5401.
Our website is at http://www.janushenderson.com. The information and other content on our website are not part of this prospectus.
Corporate Structure
The following chart reflects our corporate structure and our principal indebtedness as of September 30, 2024.

Janus Henderson Group plc
("JHG")
• Guarantees the New Notes offered hereby and the Outstanding Notes (1)
• Credit Facility (2)
Janus Henderson US (Holdings) Inc.
(the "Issuer")
• Outstanding Notes and New Notes offered hereby
• Guarantees the Credit Facility (2)
Other Subsidiaries of JHG:
As of and for the nine months ended September 30, 2024
• 100% of total revenue
• 63% of total assets

(1)
The Outstanding Notes are, and the New Notes will be, guaranteed on a senior unsecured basis by JHG.

(2)
As of September 30, 2024, JHG had no borrowings outstanding under the Credit Facility (as defined herein).

THE EXCHANGE OFFER
On September 10, 2024 we issued $400,000,000 aggregate principal amount of Outstanding Notes to one or more initial purchasers in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable securities laws. In connection with the sale of the Outstanding Notes to the respective initial purchasers, we entered into a registration rights agreement pursuant to which we agreed, among other things, to deliver this prospectus to you, to commence the Exchange Offer and to complete the Exchange Offer by September 10, 2025. The summary below describes the principal terms and conditions of the Exchange Offer. Some of the terms and conditions described below are subject to important limitations and exceptions. See “The Exchange Offer” for a more detailed description of the terms and conditions of the Exchange Offer and “Description of the New Notes and the Note Guarantee” for a more detailed description of the terms of the New Notes.
Outstanding Notes
•
5.450% Senior Notes due 2034

New Notes
•
5.450% Senior Notes due 2034, which have terms that are substantially identical to the Outstanding Notes, except that the transfer restrictions and registration rights relating to the Outstanding Notes do not apply to the New Notes and the New Notes do not have the right to earn additional interest under circumstances related to our registration obligations.

The Exchange Offer
We are offering to exchange up to $400,000,000 5.450% Senior Notes due 2034, which have been registered under the Securities Act, in exchange for your Outstanding Notes. The form and terms of the New Notes are substantially identical to the form and terms of the Outstanding Notes. The New Notes, however, will not contain transfer restrictions and will not have the registration rights applicable to the Outstanding Notes.
To exchange your Outstanding Notes, you must properly tender them, and we must accept them. We will accept and exchange all Outstanding Notes that you validly tender and do not validly withdraw. We will issue registered New Notes promptly after the expiration of the Exchange Offer with respect to the Outstanding Notes.
Resale of New Notes
Based on interpretations by the staff of the SEC as detailed in a series of no-action letters issued to third parties, we believe that, as long as you are not a broker-dealer, the New Notes offered in the Exchange Offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:
•
you are acquiring the New Notes in the ordinary course of your business;

•
at the time of the commencement of the Exchange Offer, you have no arrangement or understanding with any person to participate in a “distribution,” as defined in the Securities Act, of the New Notes in violation of the provisions of the Securities Act; and

•
you are not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any New Notes issued to you in the Exchange Offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. Moreover, our belief that transfers of New Notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to our Exchange Offer. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Broker-Dealer
Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes that were acquired by it as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) meeting the requirements of the Securities Act in connection with any offer to resell, resale or other transfer of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, during the period ending 180 days after the consummation of the Exchange Offer, subject to extension in limited circumstances, a participating broker dealer may use this prospectus for an offer to sell, a resale or other transfer of New Notes received in exchange for Outstanding Notes which it acquired through market making or other trading activities.
Expiration Date
The Exchange Offer will expire at 5:00 p.m., New York City time, on                   , 20  , unless we extend the Exchange Offer in our sole and absolute discretion.
Accrued Interest on the New Notes and the Outstanding Notes
The New Notes will bear interest from the most recent date to which interest has been paid on the Outstanding Notes, or the issue date of the Outstanding Notes if no such interest has been paid. If your Outstanding Notes are accepted for exchange, then you will receive interest on the New Notes and not on the Outstanding Notes. Any Outstanding Notes not tendered will remain outstanding and continue to accrue interest according to their terms.
Conditions
The Exchange Offer is subject to customary conditions. We may assert or waive these conditions in our sole discretion. If we materially change the terms of the Exchange Offer, we will resolicit tenders of the Outstanding Notes. See “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding conditions to the Exchange Offer.
Procedures for Tendering Outstanding Notes
All of the Outstanding Notes are held in book-entry form through the facilities of The Depository Trust Company (“DTC”). To participate in the Exchange Offer, you must follow the automatic tender offer program (“ATOP”) procedures established by DTC for tendering notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the Expiration Date, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

•
DTC has received instructions to exchange your Outstanding Notes; and

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you agree to be bound by the terms of the letter of transmittal.

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

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you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

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you do not have an arrangement or understanding with any person or entity to participate in the distribution of the New Notes;

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you are acquiring the New Notes in the ordinary course of your business;

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if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the New Notes; and

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if you are a broker-dealer that will receive New Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such New Notes.

We could reject your tender of Outstanding Notes if you tender them in a manner that does not comply with the instructions provided in this prospectus. See “Risk Factors — There are significant consequences if you fail to exchange your Outstanding Notes” for further information.
Special Procedures for Tenders by Beneficial Owners
If you are a beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Outstanding Notes in the Exchange Offer, you should promptly contact the person in whose name the Outstanding Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the Exchange Offer on your own behalf, prior to delivering your Outstanding Notes, you must either make appropriate arrangements to register ownership of the Outstanding Notes in your name or obtain a properly completed bond power from the person in whose name the Outstanding Notes are registered.
Consequences of Failure to Exchange Outstanding Notes
Outstanding Notes that are not exchanged in the Exchange Offer will remain subject to the restrictions on transfer and resaleability and may only be sold in accordance with the transfer restrictions.
We do not currently intend to register the Outstanding Notes under the Securities Act. Upon the completion of the Exchange Offer, we will have no further obligations, except under limited circumstances, to provide for registration of the Outstanding Notes under the U.S. federal securities laws. See “The Exchange Offer — Consequences of Failure to Exchange.”
Withdrawal Rights
You may withdraw your tender of Outstanding Notes under the Exchange Offer at any time before the Exchange Offer with respect to the Outstanding Notes expires. Any withdrawal must be in accordance with the procedures described in “The Exchange Offer — Withdrawal Rights.” If we decide for any reason not to accept any Outstanding Notes tendered for exchange, such Outstanding Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the Exchange Offer. Outstanding Notes tendered by book-entry transfer into the exchange agent’s account at DTC that are withdrawn or unaccepted Outstanding Notes will be credited to the tendering holder’s account at DTC.
Effect on Holders of Outstanding Notes
As a result of making the Exchange Offer, and upon acceptance for exchange of all validly tendered Outstanding Notes, we will have fulfilled our obligations under the Registration Rights Agreement (as defined herein). Accordingly, there will be no liquidated or other damages payable under the Registration Rights Agreement if the Outstanding Notes were eligible for exchange, but not exchanged, in the Exchange Offer.
Use of Proceeds
We will not receive any proceeds from the exchange of the Outstanding Notes for the New Notes under the Exchange Offer.
Acceptance of Outstanding Notes and Delivery of Outstanding Notes
We will accept for exchange any and all Outstanding Notes properly tendered prior to the Expiration Date. We will complete the Exchange Offer and issue the New Notes promptly after the Expiration Date.
Exchange Agent
The Bank of New York Mellon Trust Company, N.A. is serving as exchange agent for the Exchange Offer. The address and telephone number of the exchange agent are provided in this prospectus under “The Exchange Offer — Exchange Agent.”

Summary of Terms of New Notes
The form and terms of the New Notes will be substantially identical to the form and terms of the Outstanding Notes, except that (i) the New Notes will have been registered under the Securities Act, (ii) the New Notes will not bear restrictive legends restricting their transfer under the Securities Act, (iii) the New Notes will not be entitled to the registration rights that apply to the Outstanding Notes and (iv) the New Notes will not contain provisions relating to an increase in the interest rate borne by the Outstanding Notes under circumstances related to the timing of the Exchange Offer.
The New Notes will evidence the same debt as the Outstanding Notes and will be governed by the Indenture, dated as of September 10, 2024, among the Issuer, JHG and The Bank of New York Mellon Trust Company, N.A. (the “Indenture”), which is the same indenture under which the Outstanding Notes were issued. The summary below describes the principal terms of the New Notes. Please see “Description of the New Notes and the Note Guarantee” for further information regarding the New Notes.
Issuer
Janus Henderson US (Holdings) Inc. (the “Issuer”) is the issuer of the New Notes. The Issuer will be liable for all obligations under the New Notes.
Securities Offered
Up to $400,000,000 aggregate principal amount of 5.450% Senior Notes due 2034.
Maturity Date
The New Notes will mature on September 10, 2034.
Interest Rate
The New Notes will bear interest at a rate equal to 5.450% per annum.
Interest Payment Dates
Interest on the New Notes will be payable semi-annually on March 10 and September 10 of each year, beginning on March 10, 2025.
Note Guarantee
The New Notes will be fully and unconditionally guaranteed (such guarantee, the “Note Guarantee”) on a senior unsecured basis by JHG. If the Issuer cannot make payments on the New Notes when they are due, JHG must make them instead. The laws of certain jurisdictions may limit the enforceability of the Note Guarantee.
Priority of the New Notes and the Note Guarantee The New Notes and the Note Guarantee will be:
•
effectively junior to all of the Issuer’s and JHG’s future secured indebtedness, to the extent of the value of assets securing such obligations;

•
equal in right of payment with all of the Issuer’s and JHG’s existing and future senior indebtedness, including any existing and future indebtedness under the Credit Facility, if any;

•
senior in right of payment to the Issuer’s and JHG’s existing and future subordinated indebtedness, if any; and

•
structurally subordinated to all of the liabilities, including trade payables, of the Issuer’s and JHG’s subsidiaries (other than the Issuer in the case of JHG).

Optional Redemption
We may redeem the New Notes, in whole or in part, at any time or from time to time, at the redemption prices described in “Description of the New Notes and the Note Guarantee — Optional Redemption.”

Change of Control
If we experience a Change of Control Repurchase Event (as defined in the Indenture) with respect to the New Notes, we will be required to make an offer to repurchase the New Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to but excluding the date of repurchase. See “Description of the New Notes and the Note Guarantee — Offer to Repurchase Upon a Change of Control Repurchase Event.”
Certain Covenants
The New Notes will be governed by the Indenture. The Indenture contains covenants that, among other things, limit our ability to:
•
consolidate, merge or sell all or substantially all of our assets; and

•
create certain liens.

These covenants are subject to a number of important qualifications and exceptions. For more details see “Description of the New Notes and the Note Guarantee.”
Form and Denomination
The New Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The New Notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of DTC, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the New Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certificated notes, except in limited circumstances.
No Prior Market
The New Notes will be new securities for which there is currently no market or a limited market. We do not intend to apply for listing of the New Notes on any national securities exchange. A liquid or active trading market for any series of the New Notes may not develop. If an active trading market for the New Notes does not develop, the market price and liquidity of the New Notes may be adversely affected.
Governing Law
The Indenture is and, the New Notes will be, governed by the laws of the State of New York.
Risk Factors
You should carefully consider the information set forth under “Risk Factors” and all of the information in or incorporated by reference into this prospectus before tendering your Outstanding Notes in exchange for New Notes.
Trustee
The Bank of New York Mellon Trust Company, N.A.
Exchange Agent
The Bank of New York Mellon Trust Company, N.A. is serving as exchange agent for the Exchange Offer. The address and telephone number of the exchange agent are provided in this prospectus under “The Exchange Offer — Exchange Agent.”
For additional information regarding the New Notes, see the “Description of the New Notes and the Note Guarantee” section of this prospectus.

Summary Historical Consolidated Financial and Other Data
The following tables summarize the historical consolidated financial data of JHG at the dates and for the periods indicated. The summary historical consolidated statement of operations data for each of the years in the three-year period ended December 31, 2023 and the summary historical consolidated balance sheet data as of December 31, 2023 and December 31, 2022 have been derived from the audited consolidated financial statements of JHG contained in the 2023 Annual Report, which is incorporated by reference into this prospectus.
The summary historical consolidated statement of operations data for each of the nine months ended September 30, 2024 and September 30, 2023 and the consolidated balance sheet data as of September 30, 2024 have been derived from the unaudited interim consolidated financial statements of JHG for the quarterly period ended September 30, 2024, contained in the 2024 Q3 Report, which is incorporated by reference into this prospectus.
The results of operations for prior years or the interim periods are not necessarily indicative of the results to be expected for the full year or any future period. JHG prepares its financial statements in accordance with U.S. GAAP. The summary historical consolidated financial data of JHG should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of our 2023 Annual Report and our 2024 Q3 Report and the consolidated financial statements and accompanying notes incorporated by reference into this prospectus.
The summary historical consolidated financial data for the twelve months ended September 30, 2024 has been derived by adding the historical consolidated financial data of JHG for the fiscal year ended December 31, 2023, to the historical consolidated financial data of JHG for the nine months ended September 30, 2024 and subtracting the historical consolidated financial data of JHG for the nine months ended September 30, 2023.
	For the years ended			For the nine months ended		For the twelve months ended
(in US$ millions, except per share data or as noted)	December 31, 2023	December 31, 2022	December 31, 2021	September 30, 2024	September 30, 2023	September 30, 2024
				(unaudited)	(unaudited)	(unaudited)
GAAP basis:
Revenue	2,101.8	2,203.6	2,767.0	1,764.9	1,533.3	2,333.4
Operating expenses	1,618.1	1,713.8	1,946.1	1,316.7	1,193.3	1,741.5
Operating income	483.7	489.8	820.9	448.2	340.0	591.9
Operating margin	23.0%	22.2%	29.7%	25.4%	22.2%	25.4%
Net income attributable to JHG	392.0	372.4	620.0	287.1	270.7	408.4

Condensed consolidated statements of comprehensive income
	For the years ended			For the nine months ended		For the twelve months ended
(in US$ millions, except per share data or as noted)	December 31, 2023	December 31, 2022	December 31, 2021	September 30, 2024	September 30, 2023	September 30, 2024
				(unaudited)	(unaudited)	(unaudited)
Revenue:
Management fees	1,700.1	1,799.4	2,189.4	1,435.0	1,273.0	1,862.1
Performance fees	5.1	(10.7)	102.7	2.9	(36.6)	44.6
Shareowner servicing fees	213.3	224.0	260.7	177.1	159.7	230.7
Other revenue	183.3	190.9	214.2	149.9	137.2	196.0
Total revenue	2,101.8	2,203.6	2,767.0	1,764.9	1,533.3	2,333.4
Operating expenses:
Employee compensation and benefits	593.3	611.5	693.3	509.1	437.2	665.2
Long-term incentive plans	167.4	180.7	181.0	127.3	125.7	169.0
Distribution expenses	455.9	498.3	554.1	382.7	342.6	496.0
Investment administration	47.4	49.4	51.6	42.7	35.1	55.0
Marketing	36.6	27.1	31.7	26.1	27.7	35.0
General, administrative and occupancy	294.6	279.3	271.8	212.9	207.0	300.5
Impairment of intangible assets	—	35.8	121.9	—	—	—
Depreciation and amortization	22.9	31.7	40.7	15.9	18.0	20.8
Total operating expenses	1,618.1	1,713.8	1,946.1	1,316.7	1,193.3	1,741.5
Operating income	483.7	489.8	820.9	448.2	340.0	591.9
Interest expense	(12.7)	(12.6)	(12.8)	(10.8)	(9.5)	(14.0)
Investment gains (losses), net	43.4	(113.3)	0.8	63.9	18.6	88.7
Other non-operating income (expense), net	12.6	11.5	8.8	(59.4)	0.7	(47.5)
Income before taxes	527.0	375.4	817.7	441.9	349.8	619.1
Income tax provision	(100.3)	(100.9)	(205.3)	(117.8)	(67.4)	(150.7)
Net income	426.7	274.5	612.4	324.1	282.4	468.4
Net loss (income) attributable to noncontrolling interests	(34.7)	97.9	7.6	(37.0)	(11.7)	(60.0)
Net income attributable to JHG	392.0	372.4	620.0	287.1	270.7	408.4
Less: allocation of earnings to participating stock-based awards	(11.2)	(11.3)	(17.7)	(6.8)	(7.8)	(10.2)
Net income attributable to JHG common shareholders	380.8	361.1	602.3	280.3	262.9	398.2

Condensed consolidated balance sheets
(in US$ millions)	As of September 30, 2024	As of December 31, 2023
	(unaudited)
Assets:
Cash and cash equivalents	1,483.8	1,152.4
Investments	305.0	334.2
Property, equipment and software, net	38.8	44.2
Intangible assets, net and goodwill	3,799.8	3,721.6
Assets of consolidated variable interest entities	749.0	405.9
Other assets	887.4	838.3
Total assets	7,263.8	6,496.6
Liabilities, redeemable noncontrolling interests and equity:
Long-term debt	396.2	304.6
Deferred tax liabilities, net	576.3	570.8
Liabilities of consolidated variable interest entities	7.2	3.2
Other liabilities	1,157.4	762.5
Redeemable noncontrolling interests	493.5	317.2
Total equity	4,633.2	4,538.3
Total liabilities, redeemable noncontrolling interests and equity	7,263.8	6,496.6
Condensed consolidated statements of cash flows
	For the years ended			For the nine months ended
(in US$ millions)	December 31, 2023	December 31, 2022	December 31, 2021	September 30, 2024	September 30, 2023
				(unaudited)	(unaudited)
Cash provided by (used for):
Operating activities	441.6	473.3	895.4	447.3	280.1
Investing activities	(328.9)	58.5	(283.3)	(329.7)	(242.1)
Financing activities	(151.9)	(419.1)	(588.1)	194.5	(75.8)
Effect of foreign exchange rate changes	30.9	(54.9)	(13.5)	24.6	1.7
Net change during period	(8.3)	57.8	10.5	336.7	(36.1)

RISK FACTORS
An investment in the New Notes involves a high degree of risk. Before investing in the New Notes, you should carefully consider the risks described below as well as other factors and information included in or incorporated by reference into this prospectus, including the risk factors set forth in the 2023 Annual Report, certain information set forth in our Interim Reports and our financial statements and related notes, all of which are incorporated by reference into this prospectus. Any such risks could materially and adversely affect our business, financial condition, results of operations or liquidity. The selected risks described below and in the 2023 Annual Report and in our Interim Reports are not the only risks facing us. Our business, financial condition, results of operations or liquidity could also be adversely affected by additional factors that apply to all companies generally, as well as other risks that are not currently known to us or that we currently view to be immaterial. While we attempt to mitigate known risks to the extent we believe to be practicable and reasonable, we can provide no assurance, and we make no representation, that our mitigation efforts will be successful. The occurrence of the risks described below, in the 2023 Annual Report and in our Interim Reports or such additional risks could have a material adverse impact on our business, financial condition, results of operations, ability to make payments on the New Notes or on the trading price of the New Notes.
Risks Related to the Exchange Offer
There are significant consequences if you fail to exchange your Outstanding Notes.
We did not register the offering of the Outstanding Notes under the Securities Act or any state securities laws, nor do we intend to do so after completion of the Exchange Offer. As a result, the Outstanding Notes may only be transferred in limited circumstances under the securities laws. If you do not exchange your Outstanding Notes in the Exchange Offer, you will lose your right to have the Outstanding Notes registered under the Securities Act, subject to certain limitations. If you continue to hold Outstanding Notes after the Exchange Offer, you may be unable to sell the Outstanding Notes. Outstanding Notes that are not tendered or are tendered but not accepted will, following the Exchange Offer, continue to be subject to existing restrictions.
You cannot be sure that an active trading market for the New Notes will develop.
The New Notes are new issues of securities, and there is no market for such notes, and an active market may not develop for such notes. We do not intend to apply for a listing of the New Notes on any securities exchange or for quotation of the New Notes on any automated dealer quotation system. We do not know if an active public market for the New Notes will develop or, if developed, will continue. If an active market does not develop for the New Notes or is not maintained, the market price and liquidity of the New Notes may be adversely affected. We cannot make any assurances regarding the liquidity of the market for the New Notes, the ability of holders to sell their New Notes or the price at which holders may sell their New Notes. In addition, the liquidity and the market price of the New Notes may be adversely affected by changes in the overall market for securities similar to the New Notes, by changes in our financial performance or prospects and by changes in conditions in our industry.
You must follow the appropriate procedures to tender your Outstanding Notes or they will not be exchanged.
The New Notes will be issued in exchange for the Outstanding Notes only after timely receipt by the exchange agent of the Outstanding Notes or a book-entry confirmation related thereto or an agent’s message and all other required documentation. If you want to tender your Outstanding Notes in exchange for New Notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent are under any duty to give you notification of defects or irregularities with respect to tenders of Outstanding Notes for exchange. Outstanding Notes that are not tendered or are tendered but not accepted will, following the Exchange Offer, continue to be subject to the existing transfer restrictions. In addition, if you tender the Outstanding Notes in the Exchange Offer to participate in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled “The Exchange Offer” and “Plan of Distribution” later in this prospectus.

Risks Related to the New Notes
Our level of indebtedness could limit the cash flow available for our operations and could adversely affect our ability to service our debt or obtain additional financing, if necessary.
As of September 30, 2024, our total consolidated senior debt outstanding, including that of our subsidiaries and excluding unused commitments under the five-year, $200.0 million unsecured, multi-currency revolving credit facility (the “Credit Facility”) was approximately $700.0 million, and approximately $200.0 million would have been available for borrowing under the Credit Facility. Subsequent to September 30, 2024, we redeemed $300.0 million of our 4.875% senior notes due 2025. Our level of indebtedness could have important consequences to our financial health. For example, our level of indebtedness could, among other things:
•
make it more difficult for us to satisfy our financial obligations, including those relating to the New Notes and the Credit Facility;

•
affect our liquidity by limiting our ability to obtain additional financing for working capital, or limit our ability to obtain financing for capital expenditures and acquisitions or make any available financing more costly;

•
require us to dedicate all or a substantial portion of our cash flow to service our debt, which would reduce funds available for other business purposes, such as capital expenditures, dividends or acquisitions;

•
limit our flexibility in planning for or reacting to changes in the markets in which we compete;

•
place us at a competitive disadvantage relative to our competitors who may have less indebtedness and more available cash flow;

•
render us more vulnerable to general adverse economic and industry conditions; and

•
result in an event of default if we fail to satisfy our obligations under the New Notes or the agreements governing our other debt or fail to comply with the financial and other restrictive covenants contained in the Indenture or the agreements governing our other debt, which event of default could result in the New Notes and all of our debt becoming immediately due and payable and could permit certain of our lenders to foreclose on our assets securing such debt.

In addition, the Indenture and the Credit Facility contain financial and/or other restrictive covenants, that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt, including the New Notes.
Despite current indebtedness levels, we and our subsidiaries may incur substantially more debt, including secured debt. This could further exacerbate the risks associated with our leverage.
The terms of the Indenture do not prohibit us or our subsidiaries from incurring additional unsecured indebtedness. While the Indenture and the Credit Facility contain certain restrictions on the incurrence of additional secured debt, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify.
We are bound by restrictive covenants contained in the Credit Facility, which may restrict our ability to pursue our business strategies or repay the New Notes.
Restrictive covenants in certain of our existing indebtedness may in certain circumstances limit our ability, among other things, to:
•
incur additional indebtedness;

•
incur liens; and

•
engage in consolidations, mergers or sales of substantially all of our assets.

Our failure to comply with the covenants contained in the Credit Facility or any other debt agreements that we may have, including as a result of events beyond our control, could result in an event of default which could materially and adversely affect our operating results and our financial condition.
The Credit Facility or any other debt arrangements that we may have require us to comply with various covenants. If there were an event of default under any of our debt instruments that was not cured or waived, the holders of the defaulted debt could terminate commitments to lend and cause all amounts outstanding with respect to the debt to be due and payable immediately, which in turn could result in cross defaults under our other debt instruments. Our assets and cash flow may not be sufficient to fully repay borrowings under all of our outstanding debt instruments if some or all of these instruments are accelerated upon an event of default.
If, when required, we are unable to repay, refinance or restructure our indebtedness under, or amend the covenants contained in, the Credit Facility or such other agreements governing our indebtedness, or if a default otherwise occurs, (i) the lenders under the Credit Facility could elect to terminate their commitments thereunder and cease making further loans and (ii) the lenders under the Credit Facility or holders of our other indebtedness may declare all outstanding borrowings and other amounts, together with accrued interest and other fees, to be immediately due and payable and thereby prevent us from making payments on the New Notes. Any such actions could force us into bankruptcy or liquidation, and we might not be able to repay our obligations under the New Notes in such an event.
Federal and state fraudulent transfer laws may permit a court to void the New Notes, subordinate claims in respect of the New Notes and require noteholders to return payments received from us and, if that occurs, you may not receive any payments on the New Notes.
Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the New Notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the New Notes could be voided as a fraudulent transfer or conveyance if (1) we issued the New Notes with the intent of hindering, delaying or defrauding creditors or (2) we received less than reasonably equivalent value or fair consideration in return for issuing the New Notes and, in the case of (2) only, one of the following is also true at the time thereof:
•
the Issuer was insolvent or rendered insolvent by reason of the issuance of the New Notes;

•
the issuance of the New Notes left the Issuer with an unreasonably small amount of capital to carry on business; or

•
the Issuer intended to, or believed that it would, incur debts beyond its ability to pay such debts as they mature.

Claims described under subparagraph (1) above are generally described as intentional fraudulent conveyances, while those under subparagraph (2) above are constructive fraudulent conveyances. A court would likely find that we did not receive reasonably equivalent value or fair consideration for the New Notes if we did not substantially benefit directly or indirectly from the issuance of the New Notes. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or now or antecedent debt is secured or satisfied. To the extent that the fraudulent conveyance analysis turns on insolvency, as with a constructive fraudulent conveyance, the insolvency determination is an intensely factual one, which is supposed to be conducted based on current conditions rather than with the benefit of hindsight. Generally an entity would be considered insolvent if, at the time it incurred indebtedness, insolvency was present based on one of three alternative tests described above. For purposes of evaluating solvency under the first of these tests, a court would evaluate whether the sum of an entity’s debts, including contingent liabilities in light of the probabilities of their incurrence, was greater than the fair saleable value of all its assets.
If a court were to find that the issuance of the New Notes was a fraudulent transfer or conveyance, the court could void the payment obligations under the New Notes or subordinate the New Notes to presently existing and future indebtedness of us, or require the holders of the New Notes to repay any amounts received with respect to such Notes. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the New Notes.
Insolvency laws and other limitations on the Note Guarantee may adversely affect its validity and enforceability.
Our obligations under the New Notes will be guaranteed by JHG. JHG is incorporated under the laws of Jersey. Applicable fraudulent disposition, equitable principles and insolvency laws and limitations in Jersey on the recognition and enforceability of judgments obtained in New York courts in such jurisdiction could limit the enforceability of the Note Guarantee against JHG. The Jersey courts may also in certain circumstances set aside the Note Guarantee where JHG is close to or in the vicinity of insolvency. The following discussion of fraudulent disposition and insolvency law, although an overview, describes generally applicable terms and principles, which are defined under Jersey’s fraudulent disposition and insolvency laws.
It is possible that creditors of JHG or in an insolvency proceeding, the appointed insolvency official may challenge the Note Guarantee, and intercompany obligations generally, as fraudulent dispositions or on other grounds. If so, such laws may permit a court, if it makes certain findings, to:
•
release or discharge (in whole or in part) JHG’s obligations under its Note Guarantee;

•
direct that holders of the New Notes return any amounts paid under the Note Guarantee to JHG or to the appointed insolvency official; and

•
take other action that is detrimental to you.

If we cannot satisfy our obligations under the New Notes and the Note Guarantee is found to be a fraudulent disposition or is otherwise set aside, we cannot assure you that we can ever repay in full any amounts outstanding under the New Notes. In addition, the liability of JHG under its Note Guarantee of the New Notes will be limited to the amount that will result in the Note Guarantee not constituting a fraudulent disposition or improper corporate distribution or otherwise being set aside. However, there can be no assurance as to what standard a court would apply in making a determination of the maximum liability of JHG and whether a court would give effect to such attempted limitation. Also, there is a possibility that the entire Note Guarantee may be set aside, in which case, the entire liability may be extinguished.
In order to initiate any of these actions under fraudulent disposition or other applicable principles, courts typically may determine that, at the time the Note Guarantee was issued, JHG:
•
issued such Note Guarantee with the intent or knowledge of hindering, delaying or defrauding current or future creditors or with a desire to prefer some creditors over others; or

•
received less than reasonably equivalent value for incurring the debt represented by such Note Guarantee and (1) was insolvent or rendered insolvent by reason of the issuance of the Note Guarantee; or (2) intended to incur, or believed it would incur, debts beyond its ability to make required payments as and when they would become due.

Different jurisdictions evaluate insolvency on various criteria, but JHG generally may in different jurisdictions be considered insolvent at the time it issued the Note Guarantee if:
•
its liabilities exceed the fair market value of its assets;

•
it cannot pay its debts as and when they become due; and/or

•
the present saleable value of its assets is less than the amount required to pay its total existing debts and liabilities, including contingent and prospective liabilities, as they mature or become absolute.

We cannot assure you which jurisdictions would assume authority over JHG at any point in time in the future, or which standard a court would apply in determining whether JHG was “insolvent” as of the date the Note Guarantee was issued or that, regardless of the method of valuation, a court would not determine that JHG was insolvent on that date, or that a court would not determine, regardless of whether or not JHG was insolvent on the date the Note Guarantee was issued, that payments to holders of the New Notes constituted fraudulent dispositions on other grounds.

We may not be able to generate sufficient cash to service and repay all of our indebtedness, including the New Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, competitive, legislative, regulatory and other factors beyond our control. See “Risk Factors” included in the 2023 Annual Report and other risk factors incorporated herein by reference. In the future, we may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the New Notes. Our business may not generate sufficient cash flow from operations, or future borrowings under the Credit Facility or from other sources may not be available to us in an amount sufficient to enable us to repay our indebtedness, including the New Notes, or to fund our other liquidity needs, including our working capital and capital expenditure requirements, and we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness.
If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital, restructure or refinance our indebtedness, including the New Notes, or reduce or delay capital expenditures, strategic acquisitions, investments and alliances, any of which could have a material adverse effect on our business. We cannot guarantee that we will be able to obtain enough capital to service our debt and fund our planned capital expenditures and business plan. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.
If we cannot make scheduled payments on our debt, we will be in default and, as a result:
•
holders of our debt securities could declare all outstanding principal and interest to be due and payable;

•
the lenders under the Credit Facility could terminate their commitments to lend us money;

•
creditors may accelerate obligations owed to them; and

•
we could be forced into bankruptcy or liquidation.

We depend upon our subsidiaries to service our debt.
Our cash flow and our ability to service our debt, including the New Notes, is dependent upon the earnings of our subsidiaries. Our subsidiaries are separate and distinct legal entities. They have no obligation to pay any amounts due under the New Notes or to provide us with funds for our payment obligations. Payment to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and other business considerations.
The New Notes and the Note Guarantee are effectively junior to all of the Issuer’s and JHG’s future secured debt and structurally subordinated to all of the liabilities, including trade payables, of the Issuer’s and JHG’s subsidiaries (other than the Issuer in the case of JHG).
The New Notes and the Note Guarantee will rank equal in right of payment with all of the Issuer’s and JHG’s existing and future senior indebtedness, but will be effectively junior to all of the Issuer’s and JHG’s future secured indebtedness to the extent of the value of the assets securing such indebtedness. The New Notes and the Note Guarantee will rank senior in right of payment to the Issuer’s and JHG’s existing and future subordinated indebtedness and will be structurally subordinated to all of the liabilities, including trade payables, of the Issuer’s and JHG’s subsidiaries (other than the Issuer in the case of JHG). The

Indenture does not prohibit the Issuer from incurring additional senior debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.
The Indenture does not limit our ability to incur additional indebtedness, pay dividends, repurchase securities, engage in transactions with affiliates or engage in other activities that could adversely affect our ability to pay our obligations on the New Notes.
The Indenture contains only limited restrictive covenants. The Indenture does not limit our or our subsidiaries’ ability to incur additional indebtedness, issue or repurchase securities, pay dividends or engage in transactions with affiliates. We, therefore, may pay dividends and incur additional debt, including secured indebtedness in certain circumstances, or indebtedness by, or other obligations of, our subsidiaries to which the New Notes would be structurally subordinated. Our ability to incur additional indebtedness and use our funds for numerous purposes may limit the funds available to pay our obligations under the New Notes.
United States civil liabilities may not be enforceable against us.
JHG is incorporated under the laws of Jersey and a portion of our assets are located outside of the United States. In addition, certain members of our board and our officers reside outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon JHG or such other persons residing outside the United States, or to enforce outside the United States judgments obtained against such persons in U.S. courts in any action. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, rights predicated upon the U.S. laws.
Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce against JHG or members of our board of directors or officers who are residents of countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters.
We may not be able to fulfill our repurchase obligations in the event of a change of control.
If we experience a change of control repurchase event (as defined in the Indenture) with respect to the New Notes, we will be required to make an offer to repurchase the New Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of the New Notes and the Note Guarantee — Offer to Repurchase Upon a Change of Control Repurchase Event.”
If a change of control repurchase event under the New Notes occurs, and a change of control offer is made, there can be no assurance that we will have available funds sufficient to pay the change of control purchase price for any or all of the New Notes that might be delivered by holders of the New Notes seeking to accept the change of control offer and, accordingly, none of the holders of the New Notes may receive the change of control purchase price for their New Notes. Our failure to make or consummate the change of control offer or pay the change of control purchase price when due will give the trustee and the holders of the New Notes the rights, or rights similar to the rights described under “Description of the New Notes and the Note Guarantee — Events of Default.” Moreover, upon the occurrence of a change of control, we may be required to prepay any borrowings under the Credit Facility and no lender under the Credit Facility will be required to fund a loan (except for rollover loans).
The provision relating to a change of control may make it more difficult for a potential acquirer to obtain control of us. In addition, some important corporate events, such as leveraged recapitalizations, that would increase the level of our debt may not constitute a change of control event under the New Notes or the Credit Facility.
Any adverse rating of the New Notes may cause the trading prices of the New Notes to fall.
One or more rating services could potentially lower or withdraw entirely the ratings of the New Notes. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal by the rating agency at any time. No assurance can be given that a rating will remain constant for any given period of time or that a rating will not be lowered or withdrawn entirely by the rating service if, in its judgment, circumstances in the future so warrant. A suspension, reduction or withdrawal at any time of the ratings assigned to the New Notes by one or more of the rating services may adversely affect the cost and terms and conditions of our financing and could adversely affect the trading prices of the New Notes.
An increase in interest rates could result in a decrease in the relative value of the New Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the New Notes and market interest rates increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS
We will not receive cash proceeds from the issuance of the New Notes in the Exchange Offer. In consideration for issuing the New Notes in exchange for the Outstanding Notes as described in this prospectus, we will receive notes of equal principal amount. The Outstanding Notes surrendered in exchange for the New Notes will be retired and cancelled.

THE EXCHANGE OFFER
Purpose of the Exchange Offer
In connection with the issuance of the Outstanding Notes, the Issuer and JHG entered into a registration rights agreement, dated September 10, 2024, with respect to the Outstanding Notes (the “Registration Rights Agreement”). The Exchange Offer will permit eligible holders of the Outstanding Notes to exchange their Outstanding Notes for the New Notes, which are identical in all material respects to the Outstanding Notes, except that:
•
the New Notes have been registered with the SEC under U.S. federal securities laws and will not bear any legend restricting their transfer;

•
the New Notes bear different CUSIP numbers from the Outstanding Notes;

•
the New Notes generally will not be subject to transfer restrictions and will not be entitled to registration rights; and

•
the holders of the New Notes will not be entitled to earn additional interest under circumstances relating to our registration obligations under the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the Issuer and JHG agreed that they will, at their expense, for the benefit of the holders of the Outstanding Notes:
•
use commercially reasonable efforts to file a registration statement (“Exchange Offer Registration Statement”) with respect to an offer to exchange the Outstanding Notes for the New Notes; and

•
consummate the Exchange Offer on or prior to September 10, 2025.

Upon the effectiveness of the registration statement of which this prospectus is a part, we will offer the New Notes in exchange for the Outstanding Notes in the Exchange Offer made pursuant to the Registration Rights Agreement. Copies of the Registration Rights Agreement are filed as exhibits to the registration statement of which this prospectus is a part.
The Exchange Offer is not being made to, nor will we accept tenders for exchange from, holders of the Outstanding Notes in any jurisdiction in which the Exchange Offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.
Terms of the Exchange Offer
We are offering to exchange up to $400,000,000 aggregate principal amount of our New Notes for a like aggregate principal amount of our Outstanding Notes. The Outstanding Notes must be tendered properly in accordance with the conditions set forth in this prospectus and the letter of transmittal on or prior to the Expiration Date and not withdrawn as permitted below. In exchange for Outstanding Notes properly tendered and accepted, we will issue a like total principal amount of up to $400,000,000 in New Notes.
Subject to terms and conditions detailed in this prospectus and the letter of transmittal, we will accept for exchange Outstanding Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term “Expiration Date” initially means 5:00 p.m., New York City time, on                  , 20  . We may, however, in our sole discretion, extend the period of time during which the Exchange Offer is open. The term “Expiration Date” means the latest time and date to which the Exchange Offer is extended.
This prospectus is first being sent on or about            , 2025, to all holders of Outstanding Notes known to us. Our obligation to accept Outstanding Notes for exchange in the Exchange Offer is subject to the conditions described below under the heading “— Conditions to the Exchange Offer.” The Exchange Offer is not conditioned upon holders tendering a minimum principal amount of Outstanding Notes. As of the date of this prospectus, $400,000,000 aggregate principal amount of Outstanding Notes are outstanding.

Outstanding Notes tendered in the Exchange Offer must be in denominations of the principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.
Holders of the Outstanding Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offer. If you do not tender your Outstanding Notes or if you tender Outstanding Notes that we do not accept, your Outstanding Notes will remain outstanding. Any Outstanding Notes will be entitled to the benefits of the Indenture but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. Existing transfer restrictions would continue to apply to such Outstanding Notes. See “Risk Factors — There are significant consequences if you fail to exchange your Outstanding Notes” for more information regarding Outstanding Notes outstanding after the Exchange Offer.
After the Expiration Date, we will return to the holder any tendered Outstanding Notes that we did not accept for exchange.
NEITHER WE, OUR BOARDS OF DIRECTORS (OR SIMILAR GOVERNING BODIES), OUR MANAGEMENT NOR THE EXCHANGE AGENT MAKE ANY RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER, AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND REQUIREMENTS.
We have the right, in accordance with applicable law, at any time:
•
to delay the acceptance of the Outstanding Notes;

•
to terminate the Exchange Offer and not accept any Outstanding Notes for exchange if we determine that any of the conditions to the Exchange Offer have not occurred or have not been satisfied;

•
to extend the Expiration Date of the Exchange Offer and retain all Outstanding Notes tendered in the Exchange Offer other than those notes properly withdrawn; and

•
to waive any condition or amend the terms of the Exchange Offer in any manner.

If we materially amend the Exchange Offer, we will as promptly as practicable distribute a prospectus supplement to the holders of the Outstanding Notes disclosing the change and extend the Exchange Offer.
If we exercise any of the rights listed above, we will as promptly as practicable give written notice of the action to the exchange agent and will make a public announcement of such action. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time on the next business day after the previously scheduled Expiration Date.
Acceptance of Outstanding Notes for Exchange and Issuance of New Notes
Your tender of Outstanding Notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.
Upon satisfaction or waiver of all of the conditions of the Exchange Offer, as promptly as practicable after the Expiration Date, we will accept all Outstanding Notes validly tendered and not properly withdrawn, and we will issue New Notes registered under the Securities Act to the exchange agent. The exchange agent might not deliver the New Notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.
We will be deemed to have exchanged Outstanding Notes validly tendered and not withdrawn when we give written notice to the exchange agent of our acceptance of the tendered Outstanding Notes. The exchange agent is our agent for receiving tenders of Outstanding Notes and related documents.

In tendering Outstanding Notes, you must warrant in an agent’s message (described below) that:
•
you have full power and authority to tender, exchange, sell, assign and transfer Outstanding Notes;

•
we will acquire good, marketable and unencumbered title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and other encumbrances; and

•
the Outstanding Notes tendered for exchange are not subject to any adverse claims or proxies.

You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the Outstanding Notes.
The holder of each Outstanding Note accepted for exchange will receive a New Note in the amount equal to the surrendered Outstanding Note. Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the later of the date of issuance and the most recent date to which interest has been paid on the Outstanding Notes. Holders of New Notes will not receive any payment in respect of accrued interest on Outstanding Notes otherwise payable on any interest payment date, the record date for which occurs on or prior to the consummation of the Exchange Offer.
If any tendered Outstanding Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Outstanding Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Outstanding Notes will be returned without expense to the tendering holder (or, in the case of Outstanding Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, such non-exchanged Outstanding Notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the Exchange Offer).
Procedures for Tendering Outstanding Notes
To participate in the Exchange Offer, you must properly tender your Outstanding Notes to the exchange agent as described below. We will only issue New Notes in exchange for Outstanding Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Outstanding Notes, and you should follow carefully the instructions on how to tender your Outstanding Notes. It is your responsibility to properly tender your Outstanding Notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of any defects in your tender.
If you have any questions or need help in exchanging your Outstanding Notes, please call the exchange agent whose address and phone number are described in this prospectus.
All of the Outstanding Notes were issued in book-entry form, and all of the Outstanding Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the Outstanding Notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the Exchange Offer promptly after the commencement of the Exchange Offer, and DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer their Outstanding Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender Outstanding Notes and that the participant agrees to be bound by the terms of this prospectus and the letter of transmittal.
By using the ATOP procedures to exchange Outstanding Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.
There is no procedure for guaranteed late delivery of the Outstanding Notes.
If you beneficially own Outstanding Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf.

Your Representations to Us
By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•
you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•
you are acquiring the New Notes in the ordinary course of your business;

•
you do not have an arrangement or understanding with any person or entity to participate in the distribution of the New Notes;

•
if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the New Notes; and

•
if you are a broker-dealer that will receive New Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such New Notes.

Further, you will acknowledge and agree that any broker-dealer or holder using the Exchange Offer to participate in a distribution of New Notes to be acquired in the Exchange Offer (i) could not under SEC policy as in effect on the date of this prospectus rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of New Notes obtained by such holder in exchange for corresponding Outstanding Notes acquired by such holder directly from us.
Determination of Validity
We, in our sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered Outstanding Notes. Our determination of these questions as well as our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the letter of transmittal, will be final and binding on all parties. A tender of Outstanding Notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of Outstanding Notes for exchange within such reasonable period of time as we will determine, unless we waive the defects or irregularities. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any defects or irregularities in tenders nor will they be liable for failing to give any such notice.
We reserve the absolute right, in our sole and absolute discretion:
•
to reject any tenders determined to be in improper form or unlawful;

•
to waive any of the conditions of the Exchange Offer; and

•
to waive any condition or irregularity in the tender of Outstanding Notes by any holder, whether or not we waive similar conditions or irregularities in the case of other holders.

If any endorsement, bond power, power of attorney or any other document required by the Exchange Offer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.
Resales of New Notes
Based on interpretive letters issued by the SEC staff to third parties in transactions similar to the Exchange Offer, we believe that a holder of New Notes, other than a broker-dealer, may offer New Notes for resale, resell and otherwise transfer the New Notes without delivering a prospectus to prospective purchasers, if the holder acquired the New Notes in the ordinary course of business, has no intention of engaging in a “distribution” (as defined under the Securities Act) of the New Notes and is not an “affiliate” (as defined under the Securities Act) of the Issuer. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on these Exchange Offer as it did in interpretive letters to other parties in similar transactions.
By tendering Outstanding Notes, the holder, other than participating broker-dealers, as defined below, of those Outstanding Notes is deemed to represent to us that, among other things:
•
the New Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving the New Notes, whether or not that person is the holder;

•
at the time of the commencement of the Exchange Offer, the holder has no arrangement or understanding with any person to participate in a “distribution” of the New Notes in violation of the provisions of the Securities Act; and

•
neither the holder nor any other person receiving the New Notes is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Issuer.

If any holder or any such other person is an “affiliate” of the Issuer or is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” of the New Notes, such holder or other person:
•
may not rely on the applicable interpretations of the staff of the SEC referred to above; and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes must represent that the Outstanding Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the New Notes pursuant to the Exchange Offer. Any such broker-dealer is referred to as a participating broker-dealer. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” (as defined under the Securities Act). If a broker-dealer acquired Outstanding Notes as a result of market-making or other trading activities, it may use this prospectus, as amended or supplemented, in connection with offers to resell, resales or retransfers of New Notes received in exchange for the Outstanding Notes pursuant to the Exchange Offer. We have agreed that, during the period ending 180 days after the consummation of the Exchange Offer, subject to extension in limited circumstances, we will use all commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the Exchange Offer.
Withdrawal Rights
You can withdraw tenders of Outstanding Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date.
For a withdrawal to be effective, you must either deliver a written notice of withdrawal to the exchange agent, or submit a withdrawal request through ATOP in accordance with ATOP procedures. The notice of withdrawal must:
•
specify the name of the person tendering the Outstanding Notes to be withdrawn;

•
identify the Outstanding Notes to be withdrawn, including the total principal amount of Outstanding Notes to be withdrawn;

•
where certificates for Outstanding Notes are transmitted, list the name of the registered holder of the Outstanding Notes if different from the person withdrawing the Outstanding Notes;

•
contain a statement that the holder is withdrawing his election to have the Outstanding Notes exchanged; and

•
be accompanied by documents of transfer to have the trustee with respect to the Outstanding Notes register the transfer of the Outstanding Notes in the name of the person withdrawing the tender.

The notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Outstanding Notes and you must deliver the notice of withdrawal to the exchange agent. You may not rescind withdrawals of tender; however, Outstanding Notes properly withdrawn may again be tendered at any time on or prior to the Expiration Date.
We will determine all questions regarding the form of withdrawal, validity, eligibility, including time of receipt, and acceptance of withdrawal notices. Our determination of these questions as well as our interpretation of the terms and conditions of the Exchange Offer will be final and binding on all parties. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will they be liable for failing to give any such notice.
In the case of Outstanding Notes tendered by book-entry transfer through DTC, the Outstanding Notes withdrawn or not exchanged will be credited to an account maintained with DTC. Withdrawn Outstanding Notes will be returned to the holder after withdrawal. The Outstanding Notes will be returned or credited to the account maintained with DTC as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Any Outstanding Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder.
Properly withdrawn Outstanding Notes may again be tendered by following one of the procedures described under “— Procedures for Tendering Outstanding Notes” above at any time prior to 5:00 p.m., New York City time, on the Expiration Date.
Conditions to the Exchange Offer
Notwithstanding any other provision of the Exchange Offer, we are not required to accept for exchange, or to issue New Notes in exchange for, any Outstanding Notes, and we may terminate or amend the Exchange Offer, if at any time prior to 5:00 p.m., New York City time, on the Expiration Date, we determine that such Exchange Offer violates applicable law or SEC policy.
The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. If we determine that a waiver of conditions materially changes the Exchange Offer, the prospectus will be amended or supplemented, and the Exchange Offer extended, if appropriate, as described under “— Terms of the Exchange Offer.”
In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, we will not accept for exchange any Outstanding Notes tendered, and no New Notes will be issued in exchange for any such Outstanding Notes.
If we terminate or suspend the Exchange Offer (i) based on a determination that the Exchange Offer violates applicable law or is prohibited by the SEC or applicable interpretations of the SEC staff or (ii) upon receipt of a written request from any initial purchaser representing that it holds registrable securities that are or were ineligible to be exchanged in the Exchange Offer, the Registration Rights Agreement requires that we, at our own cost, use our commercially reasonable efforts to cause a shelf registration statement covering the resale of the Outstanding Notes to be filed and declared effective by the SEC.

Exchange Agent
We appointed The Bank of New York Mellon Trust Company, N.A. as exchange agent for the Exchange Offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal to the exchange agent at the address and phone number as follows:
By registered or certified mail, hand delivery or overnight courier:
The Bank of New York Mellon Trust Company, N.A.
Attention: Darnella Tinnel-Crawford
311 S. Wacker Drive
Suite 6200B, Mailbox #44
Chicago, IL 60606
or by email at Darnella.Tinnel@BNY.com
For information call:
(312) 827-8604
or by email at Darnella.Tinnel@BNY.com
If you deliver any other documents to an address other than those listed above, your tender is invalid.
Fees and Expenses
The Registration Rights Agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the New Notes and the conduct of the Exchange Offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus, the letter of transmittal and related documents to their clients that are holders of Outstanding Notes and for handling or tendering for such clients.
We have not retained any dealer-manager in connection with the Exchange Offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of Outstanding Notes pursuant to the Exchange Offer.
Transfer Taxes
Holders who tender their Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, New Notes issued in the Exchange Offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the Outstanding Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Outstanding Notes in connection with the Exchange Offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with their tender, the amount of such transfer taxes will be billed directly to the tendering holder.
Accounting Treatment
We will record the New Notes at the same carrying value as the Outstanding Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the Exchange Offer.
Consequences of Failure to Exchange Outstanding Notes
Holders who desire to tender their Outstanding Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Neither the exchange agent nor the Issuer is under any duty to give notification of defects or irregularities with respect to the tenders of notes for exchange.

Outstanding Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the provisions in the Indenture regarding the transfer and exchange of the Outstanding Notes and the existing restrictions on transfer set forth in the legend on the Outstanding Notes and in the offering memorandum relating to the Outstanding Notes. Except in limited circumstances with respect to specific types of holders of Outstanding Notes, we will have no further obligation to provide for the registration under the Securities Act of such Outstanding Notes. In general, Outstanding Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the Outstanding Notes under the Securities Act or under any state securities laws.
Upon completion of the Exchange Offer, holders of Outstanding Notes will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. Holders of the New Notes and any Outstanding Notes which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the Indenture.
Consequences of Exchanging Outstanding Notes
Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, we believe that the New Notes may be offered for resale, resold or otherwise transferred by holders after the Exchange Offer other than by any holder who is an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuer. Such notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:
•
such New Notes are acquired in the ordinary course of such holder’s business; and

•
such holder, other than a broker-dealer, has no arrangement or understanding with any person to participate in the distribution of the New Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, by tendering Outstanding Notes in the Exchange Offer, is deemed to represent and must furnish a written representation, at our request, that:

◦
it is acquiring the New Notes in the ordinary course of its business;

◦
at the time of the commencement of the Exchange Offer, the holder has no arrangement or understanding with any person to participate in a “distribution” of the New Notes in violation of the provisions of the Securities Act; and

◦
it is not an affiliate of the Issuer.

Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes must acknowledge that such Outstanding Notes were acquired by such broker-dealer as a result of market-making or other trading activities and that it will deliver or make available a prospectus in connection with any resale of such New Notes. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the Exchange Offer.

DESCRIPTION OF THE NEW NOTES AND THE NOTE GUARANTEE
For purposes of this summary, the terms (a) the “Parent” refers only to Janus Henderson Group plc, and not to any of its subsidiaries, and (b) the “Issuer” refers to Janus Henderson US (Holdings) Inc. The following is a summary of the material provisions of the Indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the Indenture in its entirety. You can find the definitions of certain terms used in this description under “— Certain Definitions.”
General
The Issuer will issue up to $400.0 million 5.450% senior notes due 2034 (the “New Notes”).
The Issuer will issue the New Notes under the indenture, dated as of September 10, 2024 (the “Indenture”) among the Issuer, the Parent, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
The terms of the New Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
References to the “Outstanding Notes” refer to the notes in exchange for which the New Notes are being offered. References to the “Notes” refer to the Outstanding Notes and the New Notes, collectively. Any Outstanding Notes that remain outstanding after the completion of the Exchange Offer, together with the New Notes issued in the Exchange Offer, will be treated as a single class of securities under the Indenture and are referred to in this section as a “series” of Notes.
The New Notes will be issued in fully registered form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The New Notes will mature on September 10, 2034.
The Indenture does not limit the amount of other debt that the Issuer or the Parent may incur. The Issuer may issue additional Notes from time to time (“Additional Notes”). The Issuer may also, from time to time, without the consent of the holders of the Notes, issue Additional Notes having the same priority and the same interest rate, maturity and other terms (except for the issue date and, in some cases, the issue price and the first interest payment date) as the Notes. Any Additional Notes having those similar terms, together with the previously issued Notes, will constitute a single series of debt securities under the Indenture; provided, that if any Additional Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP numbers. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the New Notes and the Note Guarantee” include any Additional Notes that are actually issued.
The New Notes will bear interest at the annual rate of 5.450%. Interest on the New Notes will be payable semi-annually on March 10 and September 10 of each year, commencing March 10, 2025, to holders of record on the immediately preceding February 25 and August 25, respectively. Interest on the New Notes will accrue from the most recent date to which interest has been paid on the Outstanding Notes or, if no interest has been paid, from the date of original issuance of the Outstanding Notes. Interest will be computed on the Notes on the basis of a 360-day year of twelve 30-day months. Each interest period shall end on (but not include) the relevant interest payment date.
Any payment otherwise required to be made in respect of the Notes on a date that is not a business day may be made on the next succeeding business day with the same force and effect as if made on that date. No additional interest will accrue as a result of such a delayed payment. A “business day” is defined as a day other than a Saturday, Sunday or legal holiday or other day on which banking institutions or trust companies in The City of New York, or any other city in which the paying agent is being utilized, are authorized or required by law, regulation or executive order to close.
The New Notes will not provide for any sinking fund.
Methods of Receiving Payments on the New Notes
Principal, premium, if any, and interest on the Global Notes (as defined herein) will be payable at the specified office or agency of one or more Paying Agents (as defined herein), provided that all such payments with respect to Notes represented by one or more Global Notes registered in the name of or held by a nominee of DTC will be made by wire transfer of immediately available funds to the account specified by the holder or holders thereof.
Principal, premium, if any, and interest on any certificated securities (“Definitive Registered Notes”) will be payable at the specified office or agency of the Paying Agent in the Borough of Manhattan, City of New York maintained for such purposes. In addition, interest on the Definitive Registered Notes may be paid by check mailed to the Person entitled thereto as shown on the register for the Definitive Registered Notes. See “— Paying Agent and Registrar for the New Notes.”
Priority
The New Notes and the Note Guarantee (as defined below) will be unsecured and unsubordinated obligations of the Issuer and the Parent, respectively, and will rank equal in right of payment with all of the Issuer’s and the Parent’s existing and future unsubordinated indebtedness. The New Notes and the Note Guarantee will rank effectively junior to all of the Issuer’s and the Parent’s future secured indebtedness, to the extent of the value of the assets securing such indebtedness. The right of a holder of the New Notes to participate in any distribution of such assets upon a liquidation or reorganization or otherwise would be subject to the prior claims of such secured creditors with respect to such assets. The New Notes and the Note Guarantee will be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of the Parent’s subsidiaries (other than the Issuer). The Issuer’s and the Parent’s rights, and hence the rights of their respective creditors (including holders of the New Notes), to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors (including trade creditors), except to the extent that the Issuer’s or the Parent’s claims as a creditor of such subsidiary may be recognized. The New Notes do not restrict the ability of the Parent’s subsidiaries (including the Issuer) to incur additional indebtedness.
The New Notes will be unconditionally guaranteed on an unsecured and unsubordinated basis by the Parent. See “— Note Guarantee.”
The Parent’s subsidiaries are separate and distinct legal entities. The Parent’s subsidiaries (other than the Issuer) have no obligation to pay any amounts due on the New Notes or to provide the Issuer or the Parent, as applicable, with funds for their respective payment obligations. In addition, any payment of dividends, distributions, loans or advances by the Parent’s subsidiaries to the Parent or the Issuer, as applicable, could be subject to statutory or contractual restrictions. Payments due to the Parent or the Issuer by their respective subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations.
As of September 30, 2024, the Parent and its subsidiaries had approximately $960.9 million of indebtedness (including accounts payable and accrued liabilities) outstanding, of which $230.4 million consisted of indebtedness (including accounts payable and accrued liabilities) of the Parent’s subsidiaries (other than the Issuer). As of September 30, 2024, the Parent, the Issuer and their respective subsidiaries had no secured indebtedness outstanding.
Note Guarantee
The Parent will fully and unconditionally guarantee the payment of all of the Issuer’s obligations under the New Notes pursuant to a guarantee (the “Note Guarantee”) to be included in the Indenture. If the Issuer defaults in the payment of the principal of, or premium, if any, or interest on, the New Notes when and as the same shall become due, whether upon maturity, acceleration, or otherwise, without the necessity of action by the trustee or any holder of the New Notes, the Parent shall be required to promptly and fully make such payment.
The Parent’s guarantee will be a continuing guarantee and will inure to the benefit of and be enforceable by the trustee, the holders of the New Notes and their successors, transferees and assigns.
Notwithstanding the preceding paragraph, the Note Guarantee will be automatically and unconditionally released and discharged, and the Parent will be released from all from all obligations under the Indenture in its capacity as guarantor, and no further action of the Issuer, the Parent or the trustee will be required for the release of the Note Guarantee:

•
upon any sale, exchange or transfer (by merger, amalgamation, consolidation, business combination or otherwise) of (i) the capital stock of the Issuer, after which the Issuer is no longer an Affiliate of the Parent or (ii) all or substantially all the assets of the Issuer (other than a sale, exchange or transfer to the Parent or a subsidiary of the Parent), in each case if such sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture to the extent required to be satisfied as of the date of the transaction;

•
upon the Issuer or the Parent consolidating with, merging into or transferring all of its properties or assets to the Parent or the Issuer, as applicable, and as a result of, or in connection with, such transaction the Issuer or the Parent, as applicable, dissolves or otherwise ceases to exist;

•
upon the exercise by the Issuer of its defeasance option, or the discharge of the Issuer’s and the Parent’s obligations under the Indenture, in each case, as described under the captions “— Defeasance” and “— Satisfaction and Discharge;” or

•
at the sole discretion of the Issuer, upon the release of the Issuer’s guarantee under the Credit Facility.

The Note Guarantee will not be subject to release or revocation otherwise than as set forth above and as set forth under the caption “— Modification and Waiver.”
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event (as defined below) occurs, unless the Issuer has exercised its right to redeem the Notes as described under “— Optional Redemption of the Notes,” the Issuer will make an offer to each holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase.
Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control but after the public announcement of the Change of Control, the Issuer will mail, or deliver to DTC in the case of Notes represented by a Global Note, a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered. The notice may, if mailed or delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.
The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations, or require a repurchase of the Notes, under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date in respect of the Notes, the Issuer will, to the extent lawful:
1.
accept for payment all Notes or portions of Notes properly tendered pursuant to the Issuer’s offer;

2.
deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

3.
deliver or cause to be delivered to the trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased by the Issuer.

Holders electing to sell their Notes will be required to surrender their Notes in accordance with the offer, to the paying agent at the address to be specified in the notice, or transfer their Notes to the paying agent by book-entry transfer, prior to the close of business on the third business day prior to the payment date. The paying agent will promptly mail to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
The Issuer will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer for the Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer.
The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be the Issuer’s available cash or cash generated from its subsidiaries’ operations or other potential sources, including borrowings, sales of assets or sales of equity. The Issuer cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of the Credit Facility provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under the Credit Facility at that time and to terminate the Credit Facility. The Issuer’s and the Parent’s future debt instruments may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require the Issuer to repurchase Notes upon a change of control repurchase event, the financial effect of this repurchase could cause a default under the Issuer’s future debt instruments, even if the change of control repurchase event itself would not cause a default. It is possible that the Issuer will not have sufficient funds at the time of the change of control repurchase event to make the required repurchase of its other debt and the Notes. See “Risk Factors — Risks Related to the Notes — We may not be able to fulfill our repurchase obligations in the event of a change of control.”
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the Parent’s properties or assets and those of its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the Parent’s assets and the assets of its subsidiaries taken as a whole to another Person or group may be uncertain.
The provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes then outstanding, including after the entry into an agreement that would result in the need to make an offer to repurchase upon a Change of Control Repurchase Event.
For purposes of the Notes:
“Below Investment Grade Rating Event” means the rating on the Notes is lowered in respect of a Change of Control and the Notes are rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.
“Change of Control” means the occurrence of any of the following:
1.   the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Parent’s properties or assets and those of its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Parent or one of its wholly owned subsidiaries;
2.   the adoption of a plan relating to the Parent’s liquidation or dissolution; or
3.   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Parent or one of its wholly owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the Parent’s Voting Stock, measured by voting power rather than number of shares.
Notwithstanding the foregoing, a transaction effected to create a holding company for the Parent or the Issuer will not be deemed to involve a Change of Control if (1) pursuant to such transaction the Parent or the Issuer becomes a wholly owned subsidiary of such holding company and (2)(A) the holders of the Voting Stock of such holding company immediately following such transaction are the same as the holders of the Parent’s Voting Stock immediately prior to such transaction or (B) immediately following such transaction no Person (other than the Parent or a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Issuer’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Issuer as a replacement Rating Agency).
“Moody’s” means Moody’s Investor Services Inc., or any successor thereto.
“Rating Agency” means:
1.   each of Moody’s and S&P; and
2.   if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer as a replacement agency for Moody’s or S&P, or both, as the case may be.
“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, or any successor to its rating agency business.
“Voting Stock” as applied to stock of any Person, means shares, stock, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Optional Redemption of the Notes
Prior to June 10, 2034 (three months prior to the maturity date of the Notes) (the “Par Call Date”), the Notes will be redeemable in whole or in part, at the Issuer’s option at any time or from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of such Notes to be redeemed and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the Treasury Rate plus 30 basis points less (b) interest accrued to, but excluding, the redemption date, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.
In addition, at any time on and after the Par Call Date, the Notes will be redeemable in whole or in part, at the Issuer’s option at any time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.
Any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at the Issuer’s discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed.
Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
In addition, the Issuer may at any time purchase any of the Notes by tender, in the open market or by private agreement, subject to applicable law.
Limitations on Liens
The Indenture provides that, so long as any Notes are outstanding, the Parent and the Issuer will not, and will not cause or permit any Significant Subsidiary to, create, assume, incur or guarantee any indebtedness that is secured by a Lien on any Voting Stock of any Significant Subsidiary without providing that the Notes (together, if the Parent or the Issuer shall so determine, with any other indebtedness of, or guarantee by, the Parent, the Issuer or such Significant Subsidiary, ranking equally in right of payment with the Notes and existing as of the closing of the offering of the Notes or thereafter created) will be secured equally and ratably with or prior to all other indebtedness secured by such Lien on the Voting Stock of such Significant Subsidiary for so long as such other indebtedness is so secured. This limitation does not apply to Permitted Liens. Any Lien created for the benefit of the holders on the Notes (or any other indebtedness of, or guarantee by, the Parent, the Issuer or such Significant Subsidiary, ranking equally in right of payment with the Notes and existing as of the closing of the offering of the Notes or thereafter created) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged without any action by the trustee or any holder upon the release and discharge of the Lien on any Voting Stock of any Significant Subsidiary giving rise to the obligation to provide such equal and ratable Lien.
“Consolidated Net Tangible Assets” means, at any date, (a) the total assets appearing on the Parent’s most recent consolidated balance sheet, prepared in accordance with GAAP, less all current liabilities as shown on such balance sheet, and (b) the value (net of applicable reserves), as shown on or reflected in the Parent’s most recent consolidated balance sheet, of (i) all trade names, trademarks, licenses, patents, copyrights and goodwill, (ii) unamortized debt discount and expenses, less unamortized premium and (iii) and any other like intangibles.
“Existing Indebtedness” means indebtedness subject to Liens in existence on the issue date of the Outstanding Notes (and Liens securing indebtedness incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, indebtedness that was previously so secured pursuant to this clause; provided that the amount of any such indebtedness secured pursuant to this clause is not increased to any amount greater than the sum of (i) the outstanding available amount or, if greater, the outstanding principal amount, of the indebtedness secured by such Liens in existence on the issue date and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, replacement, amendment, extension or modification; provided, further, that any such Lien is limited to all or part of the Voting Stock that secured (or, under the written arrangements under which the original Lien arose, could secure) the indebtedness being refinanced).

“Lien” means a pledge, mortgage or other lien.
“Permitted Liens” means (a) Liens on Voting Stock of any Subsidiary existing at the time such entity becomes a direct or indirect Significant Subsidiary of the Parent or is merged into a direct or indirect Significant Subsidiary of the Parent (provided such Liens are not created or incurred in connection with such transaction and do not extend to any other Significant Subsidiary), (b) Liens on Voting Stock of any Subsidiary securing indebtedness or other obligations of the Parent, the Issuer or such Subsidiary owing to the Parent, the Issuer or another Subsidiary, or Liens in favor of the Parent, the Issuer or any Subsidiary, (c) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith, (d) other liens of a similar nature as those described in subclause (c) above, (e) liens granted under Existing Indebtedness, and (f) other Liens (including successive extensions, renewals, alterations or replacements thereof) not excepted by clauses (a) through (e) above, provided that after giving effect thereto the aggregate principal amount of the indebtedness or other obligations of the Parent, the Issuer or any Subsidiary secured by such Liens does not exceed 15% of Consolidated Net Tangible Assets, in each case after giving effect to such incurrence and the application of the proceeds therefrom.
“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC as in effect on the issue date of the Outstanding Notes.
“Subsidiary” means an entity of which a Person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership and “control” for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.
Events Of Default
The term “Event of Default” with respect to the Notes means any of the following:
(1)
the Issuer or the Guarantor does not pay the principal of, or any premium on, the Notes on the due date;

(2)
the Issuer or the Guarantor does not pay interest on the Notes within 30 days of its due date;

(3)
the Issuer or the Guarantor remains in breach of a covenant with respect to the Notes for 90 days after the Issuer receives a written notice of default stating that the Issuer or the Guarantor is in breach. The notice must be sent by either the trustee or holders of at least 30% in aggregate principal amount of the outstanding Notes; and

(4)
the Parent or the Issuer file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

A default under clause (3) of this paragraph will not constitute an Event of Default with respect to the Notes until the trustee or the holders of at least 30% in aggregate principal amount of the outstanding Notes notify the Issuer and the trustee (as applicable) of the default and, with respect to clause (3), the Issuer does not cure such default within the time specified in clause (3) of this paragraph after receipt of such notice.
If an Event of Default (other than of a type specified in clause (4) above) has occurred and has not been cured within the applicable time period, the trustee by notice to the Issuer or the holders of 30% in aggregate principal amount of the outstanding Notes by notice to the Issuer and the trustee may declare the entire principal amount of the Notes to be immediately due and payable. This is called a declaration of acceleration of maturity. The holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such acceleration with respect to such Notes. In the case of an Event of Default arising under clause (4) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice.
The trustee may withhold notice to the holders of Notes of any Default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders. Additionally, subject to the provisions of the Indenture relating to the duties of the trustee, the trustee is not required to take any action under the Indenture at the request of any of the holders of the Notes unless such holders offer the trustee reasonable protection from expenses and liability (an “indemnity”). If reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before a holder of Notes is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the Notes, the following must occur:
(1)
the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

(2)
the holders of 30% in aggregate principal amount of all outstanding Notes must make a written request that the trustee take action because of the default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

(3)
the trustee must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity; and

(4)
the holders of a majority in aggregate principal amount of the outstanding Notes must not have given the trustee a written direction inconsistent with the above notice or request.

Notwithstanding the above, a holder is entitled at any time to bring a lawsuit for the payment of money due on the Notes on or after the due date for payment.
Holders of a majority in aggregate principal amount of the outstanding Notes may waive any past or existing Defaults or Events of Default other than:
(5)
the payment of principal, or any premium or interest, on the Notes; or

(6)
a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the outstanding Notes.

With respect to the Notes, the Issuer will furnish to the trustee, each year, an Officer’s Certificate certifying that, to the signer’s knowledge, the Issuer and the Guarantor are in compliance with the provisions of the Indenture, or specifying an Event of Default.
Merger Or Consolidation
The terms of the Indenture will generally permit each of the Issuer and the Parent to consolidate or merge with another entity. The Issuer and the Parent will also be permitted to sell all or substantially all of their respective assets to another entity.
Notwithstanding the foregoing, the Issuer may not consolidate or merge with another entity or sell all or substantially all of its assets to another entity unless, among other things, the following conditions are met:
(1)
in the event that the Issuer merges out of existence or sells all or substantially all of its assets, the resulting, surviving or transferee entity must expressly assume, by supplemental indenture, executed and delivered to the trustee, all obligations of the Issuer under the Notes and the Indenture; provided that the successor company is a Person organized and existing under the laws of the United States, any state thereof or the District of Columbia; and

(2)
the merger or sale or other disposition of all or substantially all of the Issuer’s assets must not cause a Default on the Notes, and the Issuer must not already be in Default (unless the merger or sale would cure the Default) with respect to the Notes.

Subject to the Note Guarantee release provisions described under “— Note Guarantee,” if any consolidation or merger or any sale or other disposition of all or substantially all of the Issuer’s assets occurs in accordance with the Indenture, the successor company (if other than the Issuer) will succeed to, and be substituted for the Issuer and may exercise every right and power under the Indenture and the Notes with the same effect as if such successor company had been named in the Issuer’s place in the Indenture, and the Issuer will be released from all its obligations and covenants under the Indenture and the Notes.
Notwithstanding the first paragraph of this subsection, the Parent may not consolidate or merge with another entity or sell all or substantially all of its assets to another entity unless, among other things, the following conditions are met:
(1)
in the event that the Parent merges out of existence or sells all or substantially all of its assets, the resulting, surviving or transferee entity must expressly assume, by supplemental indenture, executed and delivered to the trustee, all obligations of the Parent under the Notes and the Indenture; provided that the successor company is a Person organized or existing under the laws of the United Kingdom or Jersey, Channel Islands; and

(2)
the merger or sale or other disposition of all or substantially all of the Parent’s assets must not cause a Default on the Notes, and the Parent must not already be in Default (unless the merger or sale would cure the Default) with respect to the Notes.

Subject to the Note Guarantee release provisions described under “— Note Guarantee,” if any consolidation or merger or any sale or other disposition of all or substantially all of the Parent’s assets occurs in accordance with the Indenture, the successor company (if other than the Parent) will succeed to, and be substituted for the Parent and may exercise every right and power under the Indenture and the Notes with the same effect as if such successor company had been named in the Parent’s place in the Indenture, and the Parent will be released from all its obligations and covenants under the Indenture and the Notes.
Modification Or Waiver
Subject to certain exceptions, the Indenture and the Notes may be amended, supplemented or otherwise modified with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) and, subject to certain exceptions, any default or compliance with any provisions thereof may be waived with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). Without the specific approval of each holder of the Notes then outstanding, the Issuer may not:
(1)
change the Stated Maturity of the principal of, or interest or any additional amounts on, the Notes;

(2)
reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on the Notes;

(3)
reduce the amount of principal payable upon acceleration of maturity of the Notes;

(4)
make any change that adversely affects the rights of holders to receive payment on, to convert, to exchange or to require the Issuer to purchase, as applicable, the Notes;

(5)
change the place or currency of payment on the Notes;

(6)
impair the holders’ right to sue for payment on the Notes;

(7)
reduce the percentage of holders of outstanding Notes whose consent is needed to modify or amend the Indenture;

(8)
reduce the percentage of holders of outstanding Notes whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain Defaults of the Indenture; or

(9)
modify any other aspect of the provisions of the Indenture dealing with modification and waiver of past Defaults, changes to the quorum or voting requirements or the waiver of certain covenants relating to the Notes.

The Issuer, the trustee and the other parties thereto may amend or supplement the Notes or the Indenture without any vote of the holders of the Notes then outstanding to:
(1)
cure any ambiguity, omission, defect, error or inconsistency, conform any provision to this “Description of the New Notes and the Note Guarantee,” or reduce the minimum denomination of the Notes;

(2)
provide for the assumption by a successor company or a successor parent company of the obligations of the Issuer under the Notes or the Indenture, as permitted by the Indenture;

(3)
provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for U.S. federal income tax purposes);

(4)
add to the covenants or provide for a guarantee for the benefit of the holders or surrender any right or power conferred upon the Issuer;

(5)
make any change that does not adversely affect the rights of any holder in any material respect;

(6)
comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, if such qualification is required;

(7)
make such provisions as are necessary (as determined by an Officer or the board of directors in good faith) for the issuance of Additional Notes;

(8)
add guarantees with respect to the Notes, or to confirm and evidence the release, termination, discharge or retaking of any guarantee with respect to the Notes when such release, termination, discharge or retaking is provided for under the Indenture;

(9)
provide for the assumption by a successor parent company of the obligations of the Parent under the Note Guarantee, as permitted by the Indenture; or

(10)
evidence and provide for the acceptance and appointment under the Indenture of a successor trustee pursuant to the requirements thereof or to provide for the accession by the trustee to the Notes or the Indenture.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment of the Indenture or the Notes. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any holder of Notes given in connection with a tender of such holder’s Notes will not be rendered invalid by such tender.
Further Details Concerning Voting
Notes will not be considered outstanding, and therefore will not be eligible to vote, if the Issuer has deposited or set aside in trust money for their payment in full or their redemption. Notes will also not be eligible to vote if each of the Issuer and the Guarantor can legally release itself from all payment and other obligations with respect to the Notes, as described below under “— Defeasance — Full Defeasance.”
The Issuer will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding Notes that are entitled to vote or take other action under the Indenture.
Defeasance
The Issuer may elect either (i) to be released from some of the covenants in the Indenture (referred to as “covenant defeasance”); or (ii) to discharge all obligations of the Issuer and the Guarantor with respect to the Notes, except for obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as “full defeasance”).
Covenant Defeasance
In the event of covenant defeasance, holders would lose the protection of some of the covenants in the Indenture, but would gain the protection of having money and U.S. Government Obligations set aside in trust to repay the Notes.

Subject to the provisions of the Indenture, to accomplish covenant defeasance with respect to the Notes:
(1)
the Issuer must deposit in trust for the benefit of all holders of the Notes money or U.S. Government Obligations, or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the Notes not previously delivered to the trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be;

(2)
no Default or Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to the Notes shall have occurred and be continuing on the date of such deposit;

(3)
the Issuer must deliver to the trustee an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, for U.S. federal income tax purposes, beneficial owners of the Notes will not recognize income, gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause holders to be taxed on the Notes any differently than if such covenant defeasance had not occurred and the Issuer had just repaid the Notes at maturity;

(4)
the Issuer must deliver to the trustee an Opinion of Counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected;

(5)
the Issuer must comply with any additional terms of, conditions to or limitations to covenant defeasance, as set forth in the Indenture; and

(6)
the Issuer must deliver to the trustee an Officer’s Certificate and an Opinion of Counsel, which opinion may be subject to customary assumptions and exclusions, stating that all conditions precedent to covenant defeasance, as set forth in the Indenture, have been complied with.

If the Issuer were to accomplish covenant defeasance, holders of the Notes could still look to the Issuer or the Guarantor for repayment of the Notes if there were a shortfall in the trust deposit or the trustee were prevented from making payment. If an Event of Default that occurred after the Issuer accomplished covenant defeasance (such as its bankruptcy) and the Notes became immediately due and payable, there might be a shortfall in its trust deposit. Depending on the event causing the Default, holders might not be able to obtain payment of the shortfall.
Full Defeasance
If the Issuer were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that the Issuer deposits in trust for repayment of the Notes. Holders could not look to the Issuer or the Guarantor for repayment in the event of any shortfall in the Issuer’s trust deposit.
Subject to the provisions of the Indenture, in order to accomplish full defeasance with respect to the Notes:
(1)
the Issuer must deposit in trust for the benefit of all holders of the Notes money or U.S. Government Obligations, or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the Notes not previously delivered to the trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be;

(2)
no Default or Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to the Notes shall have occurred and be continuing on the date of such deposit;

(3)
the Issuer must deliver to the trustee an Opinion of Counsel, subject to customary assumptions and exclusions, stating either that the Issuer has received, or there has been published, a ruling by the Internal Revenue Service or that, since the issuance of the Notes, there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, beneficial owners of the Notes will not recognize income, gain or loss as a result of such full defeasance and that such full defeasance will not cause holders to be taxed on the Notes any differently than if such full defeasance had not occurred and the Issuer had just repaid the Notes at maturity;
(4)
the Issuer must deliver to the trustee an Opinion of Counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected;

(5)
the Issuer must comply with any additional terms of, conditions to or limitations to full defeasance, as set forth in the Indenture; and

(6)
the Issuer must deliver to the trustee an Officer’s Certificate and an Opinion of Counsel, which opinion may be subject to customary assumptions and exclusions, stating that all conditions precedent to full defeasance, as set forth in the Indenture, have been complied with.

Satisfaction and Discharge
The Indenture will be discharged and cease to be of further effect (except as to surviving rights of conversion or transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (1) either (a) all the Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Issuer) have been delivered to the trustee for cancellation; or (b) all Notes not previously delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuer; (2) the Issuer has deposited or caused to be deposited with the trustee (or such entity designated by the trustee for this purpose), money or U.S. Government Obligations, or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the Notes not previously delivered to the trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; (3) the Issuer has paid or caused to be paid all other sums payable under the Indenture with respect to the Notes; and (4) the Issuer has delivered to the trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with, provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).
Information Concerning The Trustee
The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture. The Issuer or the Parent may maintain deposit accounts and conduct banking and other financing transactions with the trustee in the normal course of business.
The Indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are set forth specifically in such Indenture. During the existence of an Event of Default, the trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care that a prudent Person would use in conducting its own affairs. The permissive rights of the trustee to take or refrain from taking any action enumerated in the Indenture will not be construed as an obligation or duty.
The Indenture imposes certain limitations on the rights of the trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with the Issuer and its Affiliates and Subsidiaries.
The Indenture sets out the terms under which the trustee may retire or be removed, and replaced. Such terms include, among others, (1) that the trustee may be removed at any time by the holders of a majority in principal amount of the then outstanding Notes, or may resign at any time by giving written notice to the

Issuer and (2) that if the trustee at any time (a) has or acquires a conflict of interest that is not eliminated, (b) fails to meet certain minimum limits regarding the aggregate of its capital and surplus or (c) becomes incapable of acting as trustee or becomes insolvent or bankrupt, then the Issuer may remove the trustee, or any holder who has been a bona fide holder for not less than six months may petition any court for removal of the trustee and appointment of a successor trustee.
Any removal or resignation of the trustee shall not become effective until the acceptance of appointment by the successor trustee.
The Indenture contains provisions for the indemnification of the trustee for any loss, liability, taxes and expenses incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the Indenture.
Paying Agent and Registrar for the New Notes
The Issuer maintains a paying agent (the “Paying Agent”) for the Notes in the Borough of Manhattan, City of New York. The Paying Agent for the New Notes will be The Bank of New York Mellon Trust Company, N.A.
The Issuer also maintains a registrar (the “Registrar”) and a transfer agent (the “Transfer Agent”) in the Borough of Manhattan, City of New York. The Registrar and the Transfer Agent maintain a register reflecting the ownership of the Definitive Registered Notes outstanding from time to time, if any, and will make payments on and facilitate transfers of Definitive Registered Notes on behalf of the Issuer. The Transfer Agent performs the functions of a transfer agent. The Registrar and the Transfer Agent for the New Notes will be The Bank of New York Mellon Trust Company, N.A.
The Issuer may change any Paying Agent, Registrar or Transfer Agent for the Notes without prior notice to the holders. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar in respect of the Notes.
Notices
All notices to holders will be validly given if mailed to them at their respective addresses in the register of the holders, if any, maintained by the Registrar. For so long as any Notes are represented by Global Notes, all notices to holders of the Notes will be delivered to DTC, delivery of which shall be deemed to satisfy the requirements of this paragraph, each of which will give such notices to the holders of Book-Entry Interests.
Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the fifth day after being so mailed. Any notice or communication mailed to a holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to such holder if so mailed within the time prescribed. Failure to mail, cause to be delivered or otherwise transmit a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
Governing Law
The Indenture and the Notes, including the Note Guarantee thereunder, are governed by, and construed in accordance with, the law of the State of New York.
Transfer and Exchange
A holder may transfer or exchange the Notes in accordance with the provisions of the Indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The

Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.
Certain Definitions
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Credit Facility” means the revolving credit facility pursuant to the Facility Agreement, dated June 30, 2023 (as amended or supplemented or from time to time refinanced or replaced), among Janus Henderson Group plc, as borrower, Janus Henderson US (Holdings) Inc., as guarantor, and lenders party thereto.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any indebtedness or other obligations.
“Guarantor” means the Parent and any Person that executes a Note Guarantee in accordance with the provisions of the Indenture and its respective successors and assigns.
“holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.
“Issue Date” means September 10, 2024.
“Issuer” means Janus Henderson US (Holdings) Inc. or any successor thereto.
“Officer” means, with respect to any Person, (1) the Chairman of the board of directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Managing Director, or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of the Indenture by the board of directors of such Person.
“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.
“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the trustee. The legal counsel may be an employee of or counsel to the Parent or its Subsidiaries.
“Parent” means Janus Henderson Group plc or any successor thereto.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.
“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.
“Stated Maturity” means, with respect to any indebtedness or security, the date specified in such indebtedness or security as the fixed date on which the payment of principal of such indebtedness or security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the Issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.
Book-Entry, Delivery and Form
Except as set forth below, the New Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The New Notes initially will be represented by one or more Global Notes. The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised the Issuer that DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities among Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuer that, pursuant to procedures established by it:
(1)
upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes). Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee are payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the trustee are required to treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of such Notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Issuer, the trustee or any agent of the Issuer or the trustee has or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Issuer that its current practice, at the due date of any payment in respect of securities such as the Notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the Notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuer. Neither the Issuer nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Issuer and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for Certificated Notes and to distribute such Notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuer, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, if:
(1)
DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Issuer fails to appoint a successor depositary within 90 days;

(2)
the Issuer in its sole discretion determines that such Global Note shall be exchangeable; or

(3)
there has occurred and is continuing an Event of Default. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes
Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See “Transfer Restrictions.”
Exchange Among Global Notes
Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which rules and procedures may change from time to time. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest.
Same Day Settlement and Payment
The Issuer will make payments in respect of the New Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Issuer will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The New Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

PLAN OF DISTRIBUTION
The Exchange Offer is not being made to, nor will we accept surrenders of Outstanding Notes for exchange from, holders of Outstanding Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.
The distribution of this prospectus and the offer and sale of the New Notes may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the New Notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the New Notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the New Notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.
In reliance on interpretations of the staff of the SEC set forth in no-action letters issued to third parties in similar transactions, we believe that the New Notes issued in the Exchange Offer in exchange for the Outstanding Notes may be offered for resale, resold and otherwise transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the New Notes are acquired in the ordinary course of each such holder’s business and the holders are not engaged in and do not intend to engage in and have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of New Notes. This position does not apply to any holder that is:
•
an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act; or

•
a broker-dealer.

If you wish to exchange your Outstanding Notes in the Exchange Offer, you will be required to make representations to us as described in “The Exchange Offer — Procedures for Tendering Outstanding Notes — Your Representations to Us” in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your Outstanding Notes in the Exchange Offer. In addition, if you are a broker-dealer who receives New Notes for your own account in exchange for the Outstanding Notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver this prospectus in connection with any resale by you of such New Notes. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
All broker-dealers receiving New Notes in the Exchange Offer are subject to a prospectus delivery requirement with respect to resales of the New Notes. We have agreed that, for a period ending upon the earlier of (i) 180 days after the date of this prospectus or (ii) the date broker-dealers are no longer required to deliver a prospectus in connection with resales, subject to extension under limited circumstances, we will use all commercially reasonable efforts to keep the registration statement relating to the Exchange Offer effective and make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resales. To date, the SEC has taken the position that broker-dealers may use a prospectus such as this one to fulfill their prospectus delivery requirements with respect to resales of New Notes received in an exchange such as the exchanges pursuant to the Exchange Offer, if the Outstanding Notes for which the New Notes were received in the exchange were acquired for their own accounts as a result of market-making or other trading activities.
We will not receive any proceeds from any sale of the New Notes by broker-dealers. Broker-dealers acquiring New Notes for their own accounts may sell the New Notes in one or more transactions in the over-the-counter market, in negotiated transactions, through writing options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of such New Notes.
Any broker-dealer that held Outstanding Notes acquired for its own account as a result of market-making activities or other trading activities, that received New Notes in the Exchange Offer, and that participates in a distribution of New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes. Any profit on these resales of New Notes and any commissions or concessions received by a broker-dealer in connection with these resales may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not admit that it is an “underwriter” within the meaning of the Securities Act.
We have agreed to pay all expenses incident to our participation in the Exchange Offer, including the reasonable fees and expenses of one counsel for the holders of Outstanding Notes and the initial purchasers, other than commissions or concessions of any broker-dealers and will indemnify holders of the Outstanding Notes, including any broker-dealers, against specified types of liabilities, including liabilities under the Securities Act. We note, however, that in the opinion of the SEC, indemnification against liabilities under federal securities laws is against public policy and may be unenforceable.

LEGAL MATTERS
Certain legal matters with respect to the New Notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and by Carey Olsen Jersey LLP, special Jersey counsel to JHG.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 15.   Indemnification of Directors and Officers.
Janus Henderson Group plc
Article 210 of the Articles provides that:
“In so far as the Companies Law allows, every present and former director, alternate director, secretary or other officer of the Company shall be indemnified out of the assets of the Company against any costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution or discharge of his duties or exercise of his powers or otherwise in relation thereto, including (without prejudice to the generality of the foregoing) any liability incurred in defending any proceedings (whether civil or criminal) which relates to anything done or omitted or alleged to have been done or omitted by him in any such capacity, and in which judgement is given in his favour or in which he is acquitted or in connection with any application under the Law in which relief is granted to him by any court of competent jurisdiction.”
Each director of JHG is party to an Instrument of Indemnity with JHG, pursuant to which JHG indemnifies such director for any costs, claims, charges, losses, damages, expenses or other liabilities of any kind, including legal costs incurred on or after the commencement date of the agreement in defending any proceeding (whether civil, criminal, administrative or judicial) or appearing before any court, tribunal, government agency or other body and any liability under any regulatory rule in any case incurred or suffered by the director anywhere in the world and arising out of the discharge on or after the commencement date of the agreement of the duties of the indemnified person as a director of the Company.
In addition, JHG has obtained directors’ and officers’ insurance coverage, which, subject to policy terms and limitations, includes coverage to reimburse JHG for amounts that it may be required or permitted by law to pay directors or officers of JHG and its consolidated subsidiaries.
Janus Henderson US (Holdings) Inc.
Janus Henderson US (Holdings) Inc. is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director or officer for violations of the director’s or officer’s fiduciary duty, except:
•
for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;

•
for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions);

•
for any transaction from which a director or officer derived an improper personal benefit; or

•
for any action by an officer by or in the right of the corporation.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.
Janus Henderson US (Holdings) Inc.’s amended and restated certificate of incorporation provides that Janus Henderson US (Holdings) Inc. will indemnify its directors for monetary damages to Janus Henderson US (Holdings) Inc. and its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.
Item 21.   Exhibits.
(a)
Exhibits.   See Exhibit Index which is incorporated by reference herein.

Item 22.   Undertakings.
The following undertakings are made by each of the undersigned registrants:
(1)
The undersigned registrant hereby undertakes:

(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(ii)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(iii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iv)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(4)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(5)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Exhibit Number	Description of Document
3.1	Memorandum of Association of Janus Henderson Group plc, is hereby incorporated by reference from Exhibit 3.1 to JHG’s Current Report on Form 8-K, dated May 30, 2017 (File No. 001-38103)
3.2	Articles of Association of Janus Henderson Group plc, is hereby incorporated by reference from Exhibit 3.2 to JHG’s Current Report on Form 8-K, dated May 30, 2017 (File No. 001-38103)
3.3*	Certificate of Incorporation of Janus Henderson US (Holdings) Inc.
3.4*	Amended and Restated Bylaws of Janus Henderson US (Holdings) Inc.
4.1	Indenture, dated as of September 10, 2024, among Janus Henderson US (Holdings) Inc., as issuer, JHG, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, is hereby incorporated by reference from Exhibit 4.1 to JHG’s Current Report on Form 8-K, dated September 10, 2024 (File No. 001-38103)
4.2	Registration Rights Agreement, dated September 10, 2024, among Janus Henderson US (Holdings) Inc., as issuer, JHG, as guarantor, and Citigroup Global Markets Inc., BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives, is hereby incorporated by reference from Exhibit 4.2 to JHG’s Current Report on Form 8-K, dated September 10, 2024 (File No. 001-38103)
5.1*	Opinion of Carey Olsen Jersey LLP
5.2*	Opinion of Skadden, Arps, Slate, Meagher, & Flom LLP
10.1	Facility Agreement, US$200,000,000 Revolving Credit Facility, dated as of June 30, 2023, among Janus Henderson Group plc, as borrower, Janus Henderson US (Holdings) Inc., as guarantor, Bank of America Europe Designated Activity Company, as coordinator, bookrunner and mandated lead arranger, and facility agent, Citibank, N.A., as bookrunner and mandated lead arranger, BNP Paribas, London Branch, NatWest Markets plc, State Street Bank and Trust Company, and Well Fargo Bank, national Association , as mandated lead arrangers, and other lenders party thereto is hereby incorporated by reference from Exhibit 10.1 to JHG’s Current report on Form 8-K, filed on July 5, 2023 (File No.: 001-38103)

Exhibit Number	Description of Document
10.2	Form of Instrument of Indemnity, is hereby incorporated by reference from Exhibit 10.16 to JHG’s Registration Statement on Form F-4, filed on March 20, 2017 (File No. 333-216824)
10.3**	Janus Henderson Group plc Third Amended and Restated 2010 Deferred Incentive Stock Plan, effective February 3, 2020, is hereby incorporated by reference from Exhibit 4.2 to JHG’s Registration Statement on Form S-8, filed on February 27, 2020 (File No. 333-236685)
10.4**	Form of US Restricted Stock Unit Award Agreement for grants to executive officers under the Janus Henderson Group Third Amended and Restated 2010 Deferred Incentive Plan on or after January 1, 2020, is hereby incorporated by reference to Exhibit 10.24.1 of JHG’s Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 333-38103)
10.5**	Form of US Restricted Stock Unit Award Agreement for grants to executive officers under the Janus Henderson Group Third Amended and Restated 2010 Deferred Incentive Plan on or after January 1, 2021, is hereby incorporated by reference to Exhibit 10.27.1 of JHG’s Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 333-38103)
10.6**	Form of UK Restricted Stock Unit Award Agreement for grants to executive officers under the Janus Henderson Group Third Amended and Restated 2010 Deferred Incentive Plan on or after January 1, 2020, is hereby incorporated by reference to Exhibit 10.24.2 of JHG’s Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 333-38103)
10.7**	Form of UK Restricted Stock Unit Award Agreement for grants to executive officers under the Janus Henderson Group Third Amended and Restated 2010 Deferred Incentive Plan on or after January 1, 2021, is hereby incorporated by reference to Exhibit 10.27.2 of JHG’s Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 333-38103)
10.8**	Form of Performance Share Unit Award Agreement for grants to executive officers under the Janus Henderson Group Third Amended and Restated 2010 Deferred Incentive Plan on or after January 1, 2020, is hereby incorporated by reference to Exhibit 10.24.3 of JHG’s Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 333-38103)
10.9**	Form of Performance Share Unit Award Agreement for grants to executive officers under the Janus Henderson Group Third Amended and Restated 2010 Deferred Incentive Plan on or after January 1, 2021, is hereby incorporated by reference to Exhibit 10.27.3 of JHG’s Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 333-38103)
10.10**	Form of US Fund Award Agreement for grants to executive officers under the Janus Henderson Group Third Amended and Restated 2010 Deferred Incentive Plan on or after January 1, 2020, is hereby incorporated by reference to Exhibit 10.24.4 of JHG’s Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 333-38103)
10.11**	Form of US Fund Award Agreement for grants to executive officers under the Janus Henderson Group Third Amended and Restated 2010 Deferred Incentive Plan on or after January 1, 2021, is hereby incorporated by reference to Exhibit 10.27.4 of JHG’s Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 333-38103)
10.12**	Form of UK Fund Award Agreement for grants to executive officers under the Janus Henderson Group Third Amended and Restated 2010 Deferred Incentive Plan on or after January 1, 2020, is hereby incorporated by reference to Exhibit 10.24.5 of JHG’s Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 333-38103)
10.13**	Form of UK Fund Award Agreement for grants to executive officers under the Janus Henderson Group Third Amended and Restated 2010 Deferred Incentive Plan on or after January 1, 2021, is hereby incorporated by reference to Exhibit 10.27.5 of JHG’s Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 333-38103)
10.14**	Form of Matching Restricted Stock Unit Award Agreement for grants to executive officers under the Janus Henderson Group Third Amended and Restated 2010 Deferred Incentive Plan on or after January 1, 2020, is hereby incorporated by reference to Exhibit 10.24.6 of JHG’s Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 333-38103)

Exhibit Number	Description of Document
10.15**	Second Amended and Restated 2010 Long Term Incentive Stock Plan, effective May 30, 2017, is hereby incorporated by reference from Exhibit 4.12 to JHG’s Registration Statement on Form S-8, filed on May 31, 2017 (File No. 333-218365)
10.16**	Long Term Incentive Award Acceptance Form with Appendix A (Terms of Restricted Stock Unit Award), Appendix B (Additional Terms of Restricted Stock Unit Award) and Appendix C (Forfeiture and Clawback) effective August 11, 2017, is hereby incorporated by reference from Exhibit 10.32 to JHG’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-38103)
10.17**	Second Amended and Restated 2012 Employment Inducement Award Plan, effective May 30, 2017, is hereby incorporated by reference from Exhibit 4.9 to JHG’s Registration Statement on Form S-8, filed on May 31, 2017 (File No. 333-218365)
10.18**	Third Amended and Restated Employee Stock Purchase Plan, effective April 1, 2019, is hereby incorporated by reference from Exhibit 10.19.9 to JHG’s Form 10-Q, filed on May 2, 2019 (File No. 333-218365)
10.19**	Janus Henderson Group plc Fourth Amended and Restated Mutual Fund Share Investment Plan, effective May 30, 2017, is hereby incorporated by reference from Exhibit 10.7 to JHG’s Form 10-Q, filed on August 8, 2017 (File No. 001-38103)
10.20**	Janus Henderson Group plc Second Amended and Restated Income Deferral Program, effective May 30, 2017, is hereby incorporated by reference from Exhibit 10.9 to JHG’s Form 10-Q, filed on August 8, 2017 (File No. 001-38103)
10.21**	Janus Henderson Group plc Fourth Amended and Restated Director Deferred Fee Plan, effective May 30, 2017, is hereby incorporated by reference from Exhibit 10.10 to JHG’s Form 10-Q, filed on August 8, 2017 (File No. 001-38103)
10.22**	Henderson Group plc Long Term Incentive Plan (LTIP), is hereby incorporated by reference from Exhibit 10.7 to JHG’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)
10.23**	Rules of the Henderson Group plc Deferred Equity Plan (DEP), is hereby incorporated by reference from Exhibit 10.10 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)
10.24**	Henderson Group plc Restricted Share Plan, is hereby incorporated by reference from Exhibit 10.14 to JHG’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)
10.25**	Service Agreement between Janus Henderson Group and Richard Weil, effective from August 1, 2018, is hereby incorporated by reference from Exhibit 10.33 to JHG’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 (File No. 001-38103)
10.26	Settlement Agreement dated November 18, 2021, between Janus Henderson Investors US LLC (f/k/a Janus Capital Management LLC) and Richard Weil is hereby incorporated by reference from Exhibit 10.19 to JHG’s Annual Report on Form 10-K for the year ended December 31, 2021 (File No. 001-38103)
10.27**	Summary of Janus Henderson Group plc Non-Executive Director Compensation Program effective May 30, 2017, is hereby incorporated by reference from Exhibit 10.24 to JHG’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-38103)
10.28	Amended and Restated Investment and Strategic Cooperation Agreement, dated October 3, 2016, by and among Henderson Group plc, Janus Capital Group Inc. and Dai-ichi Life Holdings, Inc., is hereby incorporated by reference from Exhibit 10.1 to JHG’s Registration Statement on Form F-4, filed on March 20, 2017 (File No. 333-216824)
10.29	Termination and Amendment Agreement, dated as of February 4, 2021, by and between Janus Henderson Group plc and Dai-ichi Life Holdings, Inc., is hereby incorporated by reference from Exhibit 10.1 to JHG’s Current Report on Form 8-K, dated February 4, 2021 (File No. 333-38103)

Exhibit Number	Description of Document
10.30**	Service Agreement between Henderson Group plc and Roger Thompson, effective from June 26, 2013, is hereby incorporated by reference from Exhibit 10.5 to JHG’s Registration Statement on Form F-4, filed on March 20, 2017 (File No. 333-216824)
10.31**	CEO Offer letter, dated March 23, 2022, between Janus Henderson Group plc and Ali Dibadj is hereby incorporated by reference from Exhibit 10.1 to JHG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (File No. 001-38103)
10.32**	Severance Rights Agreement, dated March 23, 2022, between Janus Henderson Investors US LLC and Ali Dibadj is hereby incorporated by reference from Exhibit 10.2 to JHG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (File No. 001-38103)
10.33**	Service Agreement between Henderson Administrative Limited and Georgina Fogo, effective from March 15, 2018, is hereby incorporated by reference from Exhibit 10.3 to JHG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (File No. 001-38103)
10.34**	Separation and Release Agreement, dated June 15, 2022, between Suzanne Cain and Janus Henderson Investors US LLC is hereby incorporated by reference from Exhibit 10.1 to JHG’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (File No. 001-38103)
10.35**	Janus Henderson Group plc 2022 Deferred Incentive Plan is hereby incorporated by reference from Exhibit 10.2 to JHG’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (File No. 001-38103)
10.36**	Janus Henderson Group plc 2022 Global Employee Stock Purchase Plan is hereby incorporated by reference from Exhibit 10.3 to JHG’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (File No. 001-38103)
10.37**	Janus Henderson Group Global Remuneration Policy Statement is hereby incorporated by reference from Exhibit 10.25 to JHG’s Annual Report on Form 10-K, dated February 27, 2024 (File No. 001-38103)
10.38**	Form of US DIP Share Unit (RSU) Award Agreement for grants to executive officers under the Janus Henderson Group 2022 Deferred Incentive Plan on or after January 1, 2023 is hereby incorporated by reference from Exhibit 10.26 to JHG’s Annual Report on Form 10-K, dated February 27, 2024 (File No. 001-38103)
10.39**	Form of US DIP Fund Award Agreement for grants to executive officers under the Janus Henderson Group 2022 Deferred Incentive Plan on or after January 1, 2023 is hereby incorporated by reference from Exhibit 10.27 to JHG’s Annual Report on Form 10-K, dated February 27, 2024 (File No. 001-38103)
10.40**	Form of US DIP Performance-Based Share Unit (PSU) Award Agreement for grants to executive officers under the Janus Henderson Group 2022 Deferred Incentive Plan on or after January 1, 2023 is hereby incorporated by reference from Exhibit 10.28 to JHG’s Annual Report on Form 10-K, dated February 27, 2024 (File No. 001-38103)
10.41**	Form of US DIP Matching Restricted Stock Unit (RSU) Award Agreement for matching grants under the Janus Henderson group 2022 Deferred Incentive Plan on or after January 1, 2023 is hereby incorporated by reference from Exhibit 10.29 to JHG’s Annual Report on Form 10-K, dated February 27, 2024 (File No. 001-38103)
10.42**	Separation and Release Agreement, dated August 16, 2023, between Tiphani Krueger and Janus Henderson Investors US LLC is hereby incorporated by reference from Exhibit 10.1 to JHG’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (File No. 001-38103)
21.1	List of the Subsidiaries of JHG prepared pursuant to Item 601(b)(21) of Regulation S-K, is hereby incorporated by reference from Exhibit 21.1 to JHG’s Annual Report on Form 10-K, dated February 27, 2024 (File No. 001-38103)
22.1*	List of Guarantors and Subsidiary Issuers of Guaranteed Securities.
23.1***	Consent of PricewaterhouseCoopers LLP

Exhibit Number	Description of Document
23.2*	Consent of Carey Olsen Jersey LLP (included in Exhibit 5.1)
23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
24.1*	Power of Attorney for Janus Henderson Group plc (included in signature pages)
24.2*	Power of Attorney for Janus Henderson US (Holdings) Inc. (included in signature pages)
25.1*	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture, dated September 10, 2024, for the 5.450% Senior Notes due 2034
99.1***	Letter of Transmittal
107*	Filing Fee table

*
Previously filed.

**
Management contract or compensatory plan or agreement.

***
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on January 21, 2025.
JANUS HENDERSON GROUP PLC
/s/ Ali Dibadj

Name:
Ali Dibadj

Title:
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
* Ali Dibadj	Chief Executive Officer and Director (Principal Executive Officer)	January 21, 2025
* Roger Thompson	Chief Financial Officer (Principal Financial Officer)	January 21, 2025
* Berg Crawford	Chief Accounting Officer (Principal Accounting Officer)	January 21, 2025
* John Cassaday	Chairman of the Board of Directors	January 21, 2025
* Angela Seymour-Jackson	Director	January 21, 2025
* Brian Baldwin	Director	January 21, 2025
* Kevin Dolan	Director	January 21, 2025
* Eugene Flood Jr.	Director	January 21, 2025
* Joshua Frank	Director	January 21, 2025
* Kalpana Desai	Director	January 21, 2025
* Alison Quirk	Director	January 21, 2025

Signature	Title	Date
* Leslie Seidman	Director	January 21, 2025
* Anne Sheehan	Director	January 21, 2025
*By: /s/ Michelle Rosenberg Name: Michelle Rosenberg Title: Attorney-in-Fact Pursuant to previously-filed powers of attorney

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on January 21, 2025.
JANUS HENDERSON US (HOLDINGS) INC.
By:
/s/ Michelle Rosenberg

Name:
Michelle Rosenberg

Title:
President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated on January 21, 2025.
Signature	Title
/s/ Michelle Rosenberg Michelle Rosenberg	President, General Counsel and Secretary (Principal Executive Officer)
* Berg Crawford	Chief Accounting Officer (Principal Financial and Accounting Officer)
* Roger Thompson	Director
*By: /s/ Michelle Rosenberg Name: Michelle Rosenberg Title: Attorney-in-Fact Pursuant to previously-filed powers of attorney